UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

Curbline Properties Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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Notice of 2025 Annual

Meeting of Stockholders

& Proxy Statement

Notice of Annual Meeting of Stockholders

To the Stockholders of Curbline Properties Corp.:

The 2025 Annual Meeting of Stockholders of Curbline Properties Corp. will be held as follows:

When:	9:00 a.m. Eastern Time, Wednesday, May 7, 2025.

Where:	The Annual Meeting will be held in a virtual meeting format only, via live webcast at www.meetnow.global/MUPDS9Z. You will not be able to physically attend the Annual Meeting in person.

Items of Business:

Election of two Class I Directors.

Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

Transact such other business as may properly come before the Annual Meeting.

Who Can Vote:	Stockholders of record at the close of business on March 17, 2025 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment of the Annual Meeting.

Voting by Proxy:

Stockholders may:

Complete, date and sign the accompanying Proxy Card and return it in the enclosed envelope; or

Vote their shares by telephone or over the Internet as described in the accompanying Proxy Statement.

Internet Availability of Proxy Materials:

We have elected to provide access to our proxy materials on the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules instead of mailing printed copies of those materials to each stockholder. We have sent to our stockholders a Notice of Internet Availability of Proxy Materials that provides instructions on how to access our proxy materials, which are available on the Internet at www.proxydocs.com/curb.

By Order of the Board of Directors,

Lesley Solomon

Executive Vice President,

General Counsel and Secretary

Dated: March 26, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 7, 2025:

The Company’s 2025 Proxy Statement and 2024 Annual Report to Stockholders
are available free of charge at www.proxydocs.com/curb.

2025 Proxy Statement

 PROXY STATEMENT SUMMARY

Proxy Statement Summary

This Proxy Statement Summary contains highlights and information that can be found elsewhere in this Proxy Statement as indicated by the applicable page references. This summary does not contain all of the information that you should consider, and therefore you should read the entire Proxy Statement.

2025 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Wednesday, May 7, 2025 at 9:00 a.m. Eastern Time

Location:	Curbline Properties Corp. (“we,” “our,” “us,” the “Company” or “Curbline”) will hold its 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting” or the “Annual Meeting”) in a virtual meeting format via the Internet at www.meetnow.global/MUPDS9Z. You will not be able to physically attend the Annual Meeting in person. For more information on how to attend and vote at the Annual Meeting, see “Frequently Asked Questions—How do I attend and vote at the virtual Annual Meeting?” on page 40 of this Proxy Statement.

Record Date:	March 17, 2025

Mail Date:	This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders, 2024 Annual Report and Proxy Card will be mailed or made available on or about March 26, 2025 to all stockholders of record entitled to vote.

VOTING MATTERS AND BOARD RECOMMENDATIONS

Matter		Page	Board Recommendation

Proposal One	Election of two Class I Directors	6	For each Director nominee

Proposal Two	Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025	30	For

HOW TO VOTE

Stockholders of record (i.e., stockholders who own shares in their own name as reflected in the records of our transfer agent, Computershare Trust Company, N.A. (“Computershare”)) may vote their shares in any of the following ways:

By Internet: To submit a proxy over the Internet, go to www.investorvote.com/curb. You will need the control number that appears on your Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) or Proxy Card.

By Telephone: To submit a proxy by telephone, call toll free 1-800-652-8683. You will need the control number that appears on your Notice of Internet Availability or Proxy Card.

By Mail: If you received a full paper set of proxy materials, date and sign your Proxy Card and mail it in the enclosed, postage-paid envelope. You do not need to mail the Proxy Card if you are submitting your proxy by Internet or telephone.

At the Meeting: To vote at the Annual Meeting, visit www.meetnow.global/MUPDS9Z. You will need the control number that appears on your Notice of Internet Availability or Proxy Card.

Curbline Properties Corp. | 2025 Proxy Statement 1

 PROXY STATEMENT SUMMARY

Stockholders whose shares are held of record by a broker, bank, trust or other nominee may vote their shares by following the instructions provided by such broker, bank, trust or other nominee or at the Annual Meeting. Please note that if your shares are held of record by a broker, bank, trust or other nominee, you must register in advance in order to vote electronically at the Annual Meeting. To register in advance, you must forward a legal proxy from your broker, bank, trust or other nominee holding your shares to Computershare at legalproxy@computershare.com no later than 5:00 p.m. Eastern Time on Friday, May 2, 2025. You will receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the meeting, go to www.meetnow.global/MUPDS9Z and enter your control number.

Even if you intend to attend the Annual Meeting, we encourage you to submit your proxy in advance of the Annual Meeting.

2025 CONTINUING DIRECTORS AND DIRECTOR NOMINEES

					CURRENT COMMITTEE MEMBERSHIPS

DIRECTOR NAME	AGE	SINCE	INDEPENDENT	CLASS	AUDIT	NOMINATING & SUSTAINABILITY	COMPENSATION

Linda B. Abraham*	62	2024	Yes	I	✓	✓

Terrance R. Ahern**	69	2024	Yes	III	✓		Chair

Jane E. DeFlorio	54	2024	Yes	II	Chair		✓

David R. Lukes*	55	2024	No	I

Victor B. MacFarlane	73	2024	Yes	III		Chair

Alexander Otto	57	2024	Yes	III

Barry A. Sholem	69	2024	Yes	II		✓	✓

*Nominee for re-election as a Class I Director at the Annual Meeting.

**Chairman of the Board

Our Board strives to maintain an independent, balanced and diverse set of Directors that collectively possess the expertise to ensure effective oversight of management. Six of our seven Directors are independent, two of our Directors are women and one of our Directors is African American.

SPIN-OFF AND COMPANY OVERVIEW

The Company was originally formed as a wholly owned subsidiary of SITE Centers Corp. (“SITE Centers”). In connection with the spin-off (“Spin-Off”) transaction, SITE Centers contributed a portfolio of 79 convenience retail properties to Curbline, as well as transferred to Curbline certain other assets, liabilities and obligations, and effected a pro rata special distribution of shares of common stock of Curbline (“common stock”) to SITE Centers common shareholders. On October 1, 2024 (the “Spin-Off Date”) the Spin-Off was completed, and the Company began operating as the first publicly traded real estate company exclusively focused on the convenience property sector. Curbline expects to elect to be taxed as a real estate investment trust (“REIT”) commencing with its initial taxable year ending on December 31, 2024.

2024 PERFORMANCE HIGHLIGHTS

From the completion of the Spin-Off through December 31, 2024, the Company acquired 20 convenience shopping centers for $206.1 million. Over the course of 2024, Curbline signed new leases and renewals for approximately 0.3 million square feet of gross leasable area (“GLA”), which included 0.1 million square feet of new leasing volume.

Additionally, the Company closed on a $500 million credit facility, which includes a revolving credit facility in the amount of $400.0 million and a delayed draw term loan facility in the amount of $100.0 million. The Company also entered into a forward interest rate swap agreement to fix the variable-rate component of the $100.0 million delayed draw term loan facility, fixing the all-in rate of the facility at 5.078% based on the loan’s current applicable spread.

2 Curbline Properties Corp. | 2025 Proxy Statement

 PROXY STATEMENT SUMMARY

As of December 31, 2024, the Curbline portfolio consisted of approximately 3.1 million square feet of GLA of convenience retail real estate and was 95.5% leased and 93.9% occupied with annualized base rent per occupied square foot of $35.62. All of Curbline’s properties are located in the United States and are geographically diversified, principally across the Southeast, Mid-Atlantic, Southwest and Mountain regions, along with Texas.

CORPORATE GOVERNANCE HIGHLIGHTS

We are committed to the highest standards of corporate governance, which we believe will ensure that the Company is managed for the long-term benefit of our stakeholders. We monitor developments and best practices in corporate governance and consider feedback from stockholders when evaluating our governance, policies and structure.

Director Elections	Majority voting for Directors in uncontested elections Beginning at the 2027 annual meeting, the annual election of all Directors

Board Practices

Separate independent Chairman of the Board and Chief Executive Officer (“CEO”)

Significant Board oversight of business strategy

Regular executive sessions of independent Directors

Annual executive officer succession planning discussions planned

Anti-overboarding policy limiting service on other public company boards

Oversight of enterprise risk management function

Stockholder Rights

Proxy access (3% ownership, 3 years, greater of 2 nominees or 20% of Board)

Ability to amend our Charter by majority vote

Ability to amend our Bylaws by majority vote

Ability to call special meetings (majority voting power)

Ability to act by unanimous written consent

Other Policies	Prohibition on pledging, hedging and other derivative transactions in Company securities by Directors and officers Stock ownership requirements for Directors and executive officers

Curbline Properties Corp. | 2025 Proxy Statement 3

 PROXY STATEMENT SUMMARY

COMPENSATION PRACTICES

The Compensation Committee oversees the design and administration of the Company’s executive compensation programs. Our compensation programs reward executives not only for delivering superior returns but also for achieving financial and non-financial measures of performance that enhance long-term stockholder and stakeholder value. The following are key features of our executive compensation programs.

What We Do

✓	We tie pay to performance by making a significant portion of compensation “at risk”. Our CEO’s pay is 65% at risk based on Company performance.

✓	Annual incentive pay will typically be based on one or more performance metrics, which are established at the beginning of each year, and individual performance.

✓	A significant portion of the value of long-term performance incentives depends on relative stockholder return.

✓	The Compensation Committee is comprised solely of independent Directors.

What We Don’t Do

X	We do not guarantee minimum incentive bonus awards.

X	We do not encourage excessive risk taking as we use different performance metrics for our annual and long-term incentive compensation programs.

X	We do not pay dividend equivalents on unearned equity awards subject to performance-based vesting.

X	We do not allow for repricing of stock options without stockholder approval.

X	We do not include excise tax gross-up provisions in our executive compensation arrangements.

X	We do not offer excessive perquisites or special health and welfare plans to executives.

Pay Aligned With Performance

Our executive compensation is aligned with Company performance. Approximately 65% of the targeted level of annualized compensation for our CEO granted on and after the Spin-Off is variable and “at risk” based on performance. Further, and as described in more detail in the Executive Compensation Tables and Disclosure Section, only $50,000 of our CEO’s base salary is fixed and the remainder of his non-performance based compensation is structured as a salary equity award and annual time-based equity grants with their value tied to the Company’s share price and the CEO’s continued service with the Company.

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 PROXY STATEMENT SUMMARY

IMPLICATIONS OF BEING AN “EMERGING GROWTH COMPANY”

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and may remain an emerging growth company until December 31, 2029 or until such earlier time as we have more than $1.235 billion in annual revenue, we become a “large accelerated filer” under SEC rules, or we issue more than $1 billion of non-convertible debt over a three-year period. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for an “emerging growth company.” For so long as we remain an emerging growth company, we are permitted and plan to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include reduced disclosure obligations regarding executive compensation. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We may take advantage of some or all of these exemptions until such time as we are no longer an emerging growth company. We have taken advantage of certain reduced reporting obligations in this proxy statement. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

Curbline Properties Corp. | 2025 Proxy Statement 5

Proposal One: Election of

Two Class  I Directors

PROPOSAL SUMMARY AND BOARD RECOMMENDATION

At the Annual Meeting, unless you specify otherwise, the share of common stock represented by your proxy will be voted to elect the two Class I Director nominees identified below. If any of the Director nominees is not a candidate when the election occurs for any reason (which is not expected) and the size of our Board remains unchanged, then our Board intends that proxies will be voted for the election of a substitute Director nominee designated by our Board as recommended by the Nominating and Sustainability Committee.

Our Charter initially divides the Curbline Board into three classes, designated Class I, Class II and Class III. The three director classes are as follows:

•	Class I, consisting of Linda B. Abraham and David R. Lukes, each of whose term will expire at the 2025 Annual Meeting.

•	Class II, consisting of Jane E. DeFlorio and Barry A. Sholem, each of whose term will expire at the 2026 annual meeting.

•	Class III, consisting of Terrance R. Ahern, Victor B. MacFarlane and Alexander Otto, each of whose term will expire at the 2027 annual meeting.

Our Charter contains a sunsetting provision for the classified nature of our Board such that our Board will be fully declassified at the 2027 annual meeting. At the annual meeting of stockholders held in 2025, the successors to the Class I directors whose terms expire at that meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in 2027. At the annual meeting of stockholders held in 2026, the successors to the Class II directors whose terms expire at that meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in 2027. At each annual meeting of stockholders held thereafter, the successors to the directors whose terms expire will be elected to hold office for a term expiring at the annual meeting of stockholders held in the year following the year of their election.

BOARD RECOMMENDATION:

“FOR” ALL CLASS I DIRECTOR NOMINEES

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DIRECTOR NOMINEES WHOSE TERMS EXPIRE

AT THE ANNUAL MEETING

Our Board has nominated and recommends that stockholders vote “FOR” the election of each of the following Director nominees, each to serve until the 2027 annual meeting of stockholders and until a successor has been duly elected and qualified. Each nominee is currently serving as a Director and was originally identified and recommended to serve as a director in connection with their service on the board of directors of SITE Centers.

LINDA B. ABRAHAM

Managing Director of Crimson Capital (early-stage technology company investing and consulting)

Background: Ms. Abraham has served on our Board since September 2024. Since 2014, Ms. Abraham has served as managing director of Crimson Capital, which invests in and advises a broad range of early-stage technology companies spanning data/analytics, cybersecurity, machine learning, e-commerce, educational technology, clean energy and healthcare. From 1999 to 2013, Ms. Abraham co-founded and served as executive vice president of comScore, a leader in digital measurement and analytics which went public in 2007. Ms. Abraham served as an independent director of SITE Centers from 2018 until 2024. Ms. Abraham also served as an independent director and chair of the compensation committee of Carlotz, Inc., an online consignment company for used vehicles, from 2021 until 2022. Additionally, she serves on the boards of the School of Data Science at the University of Virginia and Tiger 21, a member-based organization focused on investment management and education. Ms. Abraham holds a degree in Quantitative Business Analysis from Penn State University.

Qualifications: Ms. Abraham’s qualifications to serve on the Board include extensive experience as a technology entrepreneur and as an expert in consumer analytics, a field that is critical to the Company’s efforts to understand shopping patterns and merchandise mix.

Director since: 2024 Age: 62 Independent: Yes Committees: Audit, Nominating and Sustainability

DAVID R. LUKES

President and Chief Executive Officer, Curbline and SITE Centers

Background: Mr. Lukes has served as the President and Chief Executive Officer of Curbline since November 2023 and as a member of our Board since July 2024. He has served as the president and chief executive officer of SITE Centers and has been a member of the SITE Centers board of directors since March 2017. Mr. Lukes previously served as chief executive officer of Equity One, Inc. (“Equity One”), an owner, developer, and operator of shopping centers, as well as a member of Equity One’s board of directors, from 2014 until 2017. Prior to joining Equity One, Mr. Lukes served as president and chief executive officer of Sears Holding Corporation affiliate Seritage Realty Trust, a real estate company, from 2012 through 2014. In addition, Mr. Lukes served as the president and chief executive officer of Olshan Properties (formerly Mall Properties, Inc.), a privately owned real estate firm that specializes in the development, acquisition and management of commercial real estate, from 2010 to 2012. From 2002 to 2010, Mr. Lukes served in various senior management positions at Kimco Realty Corporation, including serving as its chief operating officer from 2008 to 2010. Mr. Lukes has also served as president, chief executive officer and director of Retail Value Inc. (“RVI”), which previously owned and operated shopping centers located in the continental U.S., since April 2018 and as a director of Citycon Oyj, an owner and operator of shopping centers located in the Nordic region, the shares of which are traded on the Nasdaq Helsinki stock exchange, since 2017. Mr. Lukes holds a Bachelor of Environmental Design from Miami University, a Master of Architecture from the University of Pennsylvania and a Master of Science in Real Estate Development from Columbia University. Mr. Lukes also serves as a member of the Advisory Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”).

Qualifications: Mr. Lukes’ qualifications to serve on the Board include his position as a member of the Company’s senior management, his position as a member of SITE Center’s senior management, his prior experiences as chief executive and director of other shopping center owners and operators, his familiarity with the retail REIT industry and his extensive expertise and experience in retail real estate development and operations.

Director since: 2024 Age: 55 Independent: No

Curbline Properties Corp. | 2025 Proxy Statement 7

CONTINUING DIRECTORS WHOSE TERMS EXPIRE

AT THE 2026 AND 2027 ANNUAL MEETINGS

TERRANCE R. AHERN

Chairman of the Board, Curbline

Background: Mr. Ahern has served on our Board since September 2024. Mr. Ahern served as co-founder, principal and chief executive officer of The Townsend Group, an institutional real estate advisory and investment management firm formed in 1986, until his retirement in May 2022 and served as chairman emeritus until 2024. The Townsend Group serves as adviser to, or invests on behalf of, domestic and offshore public and private pension plans, endowments and foundations, and sovereign wealth funds. Mr. Ahern served as an independent director of SITE Centers from 2000 until 2024 and as chairman of the board of directors of SITE Centers from 2011 until 2024. Mr. Ahern has also served as an independent director of KKR Real Estate Finance Trust (NYSE: KREF) since 2017. Mr. Ahern previously served as an independent director on the board of directors of Berkshire Realty, Inc. (NYSE: BRI) from 1997 until the company was taken private in 1999. Mr. Ahern is a past member of the Young Presidents Organization, the Pension Real Estate Association (“PREA”), NAREIT, and the National Council of Real Estate Investment Fiduciaries. He is a former member of the board of directors of PREA and the board of editors of Institutional Real Estate Securities. Mr. Ahern has been a frequent speaker at industry conferences, including PREA, NAREIT and the National Association of Real Estate Investment Managers.

Qualifications: Mr. Ahern has over 35 years of real estate industry and institutional real estate consulting experience. This experience includes founding and managing a leading institutional real estate advisory and investment firm whose core skill is analyzing real estate firms and investment opportunities. This role and experience have provided Mr. Ahern with unique insight into the structure and operations of both public and private real estate companies, and into the real estate environment and capital markets in which we operate. Through his experience, Mr. Ahern has gained an understanding and knowledge of the opportunities, challenges and risks that face real estate companies, as well as the functions of a board of directors.

Director since: 2024 Age: 69 Independent: Yes Committees: Compensation (Chair), Audit

JANE E. DEFLORIO

Managing Director (Retired), Deutsche Bank AG Retail/Consumer Sector Investment Banking Coverage (global banking and financial services company)

Background: Ms. DeFlorio has served on our Board since September 2024. Ms. DeFlorio was managing director, Deutsche Bank AG Retail/Consumer Sector Investment Banking Coverage, a division of a global banking and financial services company, from 2007 to 2013. While at Deutsche Bank, Ms. DeFlorio covered a range of mid- to large-cap retail clients. Ms. DeFlorio has served as an independent director and chair of the audit committee of Vivid Seats Inc. (NASDAQ: SEAT) since 2021, where she also serves on the nominating and corporate governance and compensation committees. She also served as an independent director and chair of the audit committee of SITE Centers from 2017 until 2024 and as an independent director of Perry Ellis International, Inc. from 2014 to 2018. Ms. DeFlorio is also a member of the board of trustees and chairman of the audit and risk committee at The New School University in New York City. She serves on the boards of directors for The Parsons School of Design and the Museum at Fashion Institute of Technology. She also serves on the advisory council for the School of Engineering at the University of Notre Dame. Ms. DeFlorio is a graduate of the University of Notre Dame and Harvard Business School.

Qualifications: With over 15 years of experience in investment banking, primarily focusing on the retail sector, as well as her service on other public company boards, Ms. DeFlorio is uniquely qualified to advise our Board in connection with capital structure, capital allocation, strategic direction, risk management, financial matters, shareholder value creation and strategic opportunities.

Director since: 2024 Age: 54 Independent: yes Committees: Audit (Chair), Compensation

8 Curbline Properties Corp. | 2025 Proxy Statement

VICTOR B. MACFARLANE

Chairman and Chief Executive Officer, MacFarlane Partners (real estate investments)

Background: Mr. MacFarlane has served on our Board since September 2024. Mr. MacFarlane is chairman and chief executive officer of MacFarlane Partners, which he founded in 1987 to provide real estate investment management services to institutional investors and has more than 45 years of real estate investment experience. Mr. MacFarlane has served as an independent director of Veris Residential, Inc. (NYSE: VRE) since 2021 and currently serves on its audit committee and compensation committee. Mr. MacFarlane also served as an independent director of SITE Centers from 2002 until 2024. Mr. MacFarlane is a co-founder and emeritus board member of the Real Estate Executive Council, a member and former trustee of the Urban Land Institute and a member and former director of PREA.

Qualifications: Mr. MacFarlane brings to our Board three decades of experience as a chief executive officer of a real estate investment and advisory firm and over 45 years of experience in the areas of real estate investment, corporate finance, portfolio management and risk management. His extensive managerial experience as well as his knowledge of the real estate and private capital industries provide our Board with an expansive view on issues impacting the Company and our corporate strategy.

Director since: 2024 Age: 73 Independent: Yes Committees: Nominating and Sustainability (Chair)

ALEXANDER OTTO

Chief Executive Officer, ECE Group GmbH & Co. KG (commercial real estate company, Hamburg, Germany)

Background: Mr. Otto has served on our Board since September 2024. Mr. Otto has served as the chief executive officer of ECE Group GmbH & Co. KG, a commercial real estate company based in Hamburg, Germany that manages assets in Europe, since 2000. Mr. Otto is a graduate of St. Clare’s, Oxford, Harvard College and Harvard Business School. Mr. Otto served on the SITE Centers board of directors from 2015 until 2024. Mr. Otto is a member of the board of directors, or equivalent governing body, of privately held company Otto Group. Mr. Otto served as a director of publicly traded company Deutsche EuroShop AG, which owns and operates retail real estate assets in Europe, from 2002 until 2022 and of Sonae Sierra Brasil S.A., which owns and operates retail real estate assets in Brazil, from 2014 until 2019. Additionally, Mr. Otto is the chairman of Lebendige Stadt (Vibrant City) Foundation, HSV Campus gemeinnützige GmbH and the Alexander Otto Sportstiftung Foundation, is a member of the board of the Harvard Global Advisory Council and, together with his wife, established the Dorit and Alexander Otto Foundation.

Qualifications: Mr. Otto has more than 25 years of experience in the shopping center business. This experience includes serving as a real estate analyst with a focus on financial analysis and appraisals of shopping centers, as well as a development manager and leasing executive for large shopping centers. These qualifications and his experience as the CEO of a leading private European shopping center company enable Mr. Otto to provide particular insights to the Board regarding the Company’s corporate strategy, the continual optimization of the Company´s operations, transactional activity and general management.

Director since: 2024 Age: 57 Independent: Yes

Curbline Properties Corp. | 2025 Proxy Statement 9

BARRY A. SHOLEM

Chairman and Senior Advisor of BDT & MSD Partners Real Estate Group (real estate investments)

Background: Barry A. Sholem has served on our Board since September 2024. Mr. Sholem is chairman and senior advisor of BDT & MSD Partners Real Estate Group. He served as head of real estate since its inception when he founded the group and joined MSD Capital as a partner in 2004. Prior to joining BDT & MSD Partners, Mr. Sholem served from 1994 to 2004 as founder and chairman of DLJ Real Estate Capital Partners (DLJRECP), a series of multi-billion-dollar real estate private equity funds with investments across the United States, Europe and Japan. Prior to that, Mr. Sholem worked at Goldman Sachs in New York, London, Tokyo and Los Angeles and ultimately led the Real Estate Principal Investment Area and Real Estate Investment Banking on the West Coast. Mr. Sholem also sat on the boards of several public companies including SITE Centers, from 1998 to 2018 and from 2022 until 2024, RVI, from 2018 until 2022, and, since 2023, has served on the board of directors of Hudson Pacific Properties, Inc. (NYSE: HPP). He is a past trustee of Brentwood School in Los Angeles and is currently a member of the Urban Land Institute, the Real Estate Roundtable, the UC Berkeley Real Estate Advisory Board and the Brown University Presidents Leadership Council. Mr. Sholem received an M.B.A. from Northwestern University’s J.L. Kellogg Graduate School of Management and a B.A. in Economics and Political Science from Brown University.

Qualifications: Mr. Sholem’s qualifications to serve on the Board include years of experience leading the real estate groups of investment firms. In addition, he brings a broad understanding of the social and political issues facing the Company through his involvement with ULI and ICSC.

Director since: 2024 Age: 69 Independent: Yes Committees: Compensation, Nominating and Sustainability

INDEPENDENT DIRECTORS

Our Board has affirmatively determined that, excluding Mr. Lukes, (i) all Directors who served during 2024 were, and (ii) all Directors nominated by the Board for election in 2025 are, independent within the meaning of the rules of the New York Stock Exchange (“NYSE”) and, as applicable, the rules of the Securities and Exchange Commission (“SEC”), including with respect to the applicable Director’s service on the Compensation and/or the Audit Committee. Our Corporate Governance Guidelines provide that our Board will be comprised of a majority of independent Directors and that only those Directors or Director nominees who meet the listing standards of the NYSE will be considered independent. Our Board reviews annually the relationships that each Director or Director nominee has with us (either directly or indirectly), and only those Directors or Director nominees whom our Board affirmatively determines have no material relationship with us will be considered independent.

DIRECTOR QUALIFICATIONS AND REVIEW OF DIRECTOR NOMINEES

The Nominating and Sustainability Committee will periodically review the composition of our Board as a whole and recommend, if necessary, actions to be taken so that our Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for our Board as a whole and contains at least the minimum number of independent Directors required by applicable laws and regulations and our Corporate Governance Guidelines. The Nominating and Sustainability Committee is responsible for ensuring that the composition of our Board appropriately reflects the needs of our business and, in furtherance of this goal, proposing the addition of Directors and requesting the resignation of Directors for purposes of ensuring the requisite skill sets and commitment of the Directors to actively participate in Board and committee meetings. Directors should possess such attributes and experience as are necessary to provide a broad range of personal characteristics including diversity, management skills, and real estate and general business experience. Directors should commit the requisite time for preparation and attendance at regularly scheduled Board and committee meetings, as well as participate in other matters necessary to ensure we are well-positioned to engage in best corporate governance practices.

In evaluating a Director candidate, the Nominating and Sustainability Committee will consider factors that are in the best interests of the Company and its stockholders, including the knowledge, experience, integrity, skills and expertise of each candidate; the potential contribution of each candidate to the diversity of backgrounds, experience and competencies that our Board desires to have represented; each candidate’s ability to devote sufficient time and effort to his or her duties as a Director; independence and willingness to consider all strategic proposals; any other criteria established by our Board and

10 Curbline Properties Corp. | 2025 Proxy Statement

any core competencies or real estate expertise necessary to staff Board committees. In addition, the Nominating and Sustainability Committee will consider potential members’ qualifications to be independent under the NYSE listing standards in accordance with our Corporate Governance Guidelines, and will assess whether a candidate possesses the integrity, judgment, knowledge, experience, skills, and expertise that are likely to enhance our Board’s ability to oversee our affairs and business, including, when applicable, to enhance the ability of committees of our Board to fulfill their duties.

The Nominating and Sustainability Committee will consider suggestions forwarded by stockholders to our Secretary concerning qualified candidates for election as Directors. To recommend a prospective candidate for the Nominating and Sustainability Committee’s consideration and potential recommendation to the Board for nomination for Director, a stockholder may submit the candidate’s name and qualifications to our Secretary at the following address: 320 Park Avenue, New York, New York 10022. The Nominating and Sustainability Committee has not established specific minimum qualifications that a candidate must have to be recommended to our Board. However, in determining qualifications for new Directors, the Nominating and Sustainability Committee will consider those guidelines described above. The Nominating and Sustainability Committee will consider a pool of potential Board candidates established from recommendations from stockholders and third parties, including management and current Directors. The Nominating and Sustainability Committee may, in its discretion, retain a search consultant to supplement the pool of potential Board candidates considered for nomination.

Our Bylaws set forth the requirements with respect to the nomination of candidates for Director by stockholders.

PROXY ACCESS

Our Bylaws provide proxy access pursuant to which a stockholder or group of up to 20 stockholders satisfying specified eligibility requirements may include director nominees in our proxy materials for annual meetings. To be eligible to use proxy access, such stockholders must, among other requirements:

•	have owned shares of our common stock equal to at least 3% of the aggregate of our issued and outstanding shares continuously for at least three years;

•	represent that such shares were acquired in the ordinary course of business and not with the intent to change or influence control and that such stockholders do not presently have such intent; and

•

provide a notice requesting the inclusion of director nominees in our proxy materials and provide other required information to us not more than 150, or less than 120, days prior to the anniversary of the date that we issued our proxy statement for the prior year’s annual meeting of stockholders (unless the date for the upcoming annual meeting of stockholders is more than 30 days before or more than 60 days after the anniversary date of the prior year’s annual meeting in which case the notice must be received not later than the close of business on the later of the 150th calendar day prior to such annual meeting and the tenth calendar day following the day on which public announcement of the date of the annual meeting is first made).

The maximum number of director nominees that may be submitted pursuant to these provisions will be the greater of (i) 20% of the directors up for election and (ii) two.

MAJORITY VOTE STANDARD

Consistent with best corporate governance practices, the Bylaws provide for a majority vote standard in uncontested elections and a plurality vote standard in contested elections of Directors. An election of Directors is contested when the number of nominees for election as a Director exceeds the number of Directors to be elected. Under a majority vote standard, each vote is specifically counted “For” or “Against” the Director nominee’s election and an affirmative majority of the total number of votes cast “For” or “Against” a Director nominee will be required for election. Stockholders are entitled to abstain with respect to the election of a Director nominee. With respect to the election of Directors, broker non-votes and abstentions will not be considered votes cast at the Annual Meeting and will be excluded in determining the number of votes cast at the Annual Meeting.

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Board Governance

BOARD LEADERSHIP

Our Corporate Governance Guidelines provide that our Board will determine the leadership structure of the Board as appropriate to the Company’s circumstances from time to time, in its business judgment after considering relevant factors, including the specific needs of the business and what is in the best interest of the Company. Our Board has determined that having a non-management, independent director serve as Chairman of the Board is the appropriate leadership structure for the Company at this time. Currently, Mr. Ahern serves Chairman of the Board and Mr. Lukes serves as CEO.

The Chairman of the Board has the following responsibilities, among others as may be determined by our Board:

•	Ensure that our Board fulfills its oversight and governance responsibilities;

•	Consult and advise on any operational matters as requested by our CEO;

•	Coordinate the Board’s self-assessment and evaluation process;

•	Serve as liaison between the Company’s management and the non-management Directors;

•	Coordinate the Board’s annual review of, and input to, the Company’s strategic plan;

•	Assist the Nominating and Sustainability Committee on corporate governance matters, such as the nomination of Board members, committee membership and rotation, and management succession planning;

•	Preside over meetings of our stockholders; and

•	Provide leadership to our Board and set the agenda for, and preside over, Board meetings and executive sessions of the independent and non-management Directors.

Our Board believes that having an independent Chairman of the Board, separate from our CEO, effectively distributes oversight and leadership between the independent directors and management and allows our CEO to focus primarily on the day-to-day leadership of the Company and the execution of the Company’s strategy, while our Chairman of the Board leads our Board’s oversight of management, risks and corporate governance matters. By serving as a director, our CEO also is able to provide valuable insights on the Company’s operations and management’s perspective to the Board. This leadership structure also enables our Board as a whole to fulfill its responsibility to oversee the risks presented by the Company’s long-term strategy, business plan and model.

Our Board believes that it is important to retain flexibility with respect to its leadership structure in order to best fulfill the needs and opportunities of the Company at that time. If the positions of Chairman and CEO were held by the same individual, or if the Chairman was otherwise not independent, the independent members of the Board may designate an independent director to serve as the lead independent director.

MEETINGS OF OUR BOARD

During the period from the Spin-Off Date through December 31, 2024, our Board held one meeting. Each of our Directors attended at least 75% of the aggregate of (i) the number of meetings of the Board that were held during the period that such person served on the Board and (ii) the number of meetings of committees of the Board held during the period that such person served on such committee. As stated in our Corporate Governance Guidelines, all Directors are expected to attend the Annual Meeting. Our Board conducts and reviews its operations through a self-assessment process on an annual basis.

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MEETINGS OF NON-MANAGEMENT AND INDEPENDENT DIRECTORS

The non-management Directors meet in executive session at least quarterly. These meetings are chaired by the Chairman of the Board. In addition, as required by our Corporate Governance Guidelines, the independent Directors meet at least once per year to the extent our Board includes one or more non-management Directors who are not independent.

COMMITTEES OF OUR BOARD

During 2024, our Board had the committees described below. Our Board has approved the written charters of the Audit Committee, the Compensation Committee and the Nominating and Sustainability Committee, which, along with our Corporate Governance Guidelines, are posted on our website at www.curbline.com, under “Governance” in the “About” section. Each of the Audit Committee, Compensation Committee and Nominating and Sustainability Committee will conduct a self-evaluation and review of its charter annually and report the results of these evaluations and reviews to our Board. The information contained on or accessible through our website is not incorporated by reference into this Proxy Statement, and you should not consider such information to be part of this Proxy Statement.

Audit Committee

Responsibilities: The Audit Committee assists our Board in overseeing: the integrity of our financial statements; our compliance with legal and regulatory requirements; our independent registered public accounting firm’s qualifications and independence; the performance of our internal audit function and our independent registered public accounting firm; and the assessment and management of enterprise risk, including risks related to cybersecurity, data privacy and information technology. The Audit Committee also prepares the Audit Committee Report included in our annual proxy statement.

Independence: All of the members of the Audit Committee are independent as defined in the rules and regulations of the SEC and the NYSE listing standards, including with respect to service on the Audit Committee. Our Board has determined that each current member of the Audit Committee and each member that served on the Audit Committee in 2024 meets audit committee financial literacy requirements and that Ms. DeFlorio, the Chair of the Audit Committee, and Mr. Ahern are “audit committee financial experts” within the meaning of Item 407 of Regulation S-K under the federal securities laws.

Meetings: During the period from the Spin-Off Date through December 31, 2024, the Audit Committee held one meeting.

Members: • Ms. DeFlorio (Chair) • Mr. Ahern • Ms. Abraham

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Compensation Committee

Responsibilities: The Compensation Committee: reviews and approves compensation for our executive officers; reviews and recommends to our Board compensation for Directors; oversees the Company’s equity compensation and executive benefit plans; reviews and discusses with management the Compensation Discussion and Analysis to the extent required by SEC rules and, based on such review and discussion, determines whether to recommend its inclusion in the Company’s annual report on Form 10-K and annual proxy statement, and produces the annual report on executive compensation for inclusion in the annual proxy statement (which are not included in this Proxy Statement due to the Company’s status as an emerging growth company). The Compensation Committee may engage a compensation consultant to assist in the design of the executive compensation program and the review of its effectiveness. The CEO makes recommendations to the Compensation Committee regarding compensation for executive officers other than himself for approval by the Compensation Committee, and the Compensation Committee delegates to senior management the authority to administer certain aspects of the compensation program for non-executive officers, including certain equity award grant authority subject to the requirements of applicable law and the terms of our equity plan.

Independence: All of the members of the Compensation Committee are independent as defined in the rules and regulations of the SEC and the NYSE listing standards, including with respect to service on the Compensation Committee.

Meetings: During the period from the Spin-Off Date through December 31, 2024, the Compensation Committee did not hold any meetings.

Members: • Mr. Ahern (Chair) • Ms. DeFlorio • Mr. Sholem

Nominating and Sustainability Committee

Responsibilities: The Nominating and Sustainability Committee: identifies individuals qualified to become members of our Board and recommends to our Board the persons to be nominated as Directors at each annual meeting of stockholders; recommends to our Board qualified individuals to fill vacancies on our Board; reviews and recommends to our Board qualifications for committee membership and committee structure and operations; recommends Directors to serve on each committee; develops and recommends to our Board corporate governance policies and procedures in compliance with the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act and other rules and regulations relating to our corporate governance; oversees sustainability matters; reviews and makes recommendations regarding any waivers under our Code of Business Conduct and Ethics with respect to officers and Directors; and leads our Board in its annual review of the performance of our Board.

Independence: All of the members of the Nominating and Sustainability Committee are independent as defined in the NYSE listing standards.

Meetings: During the period from the Spin-Off Date through December 31, 2024, the Nominating and Sustainability Committee did not hold any meetings.

Members: • Mr. MacFarlane (Chair) • Ms. Abraham • Mr. Sholem

RISK OVERSIGHT

Management is responsible for the day-to-day management of risks, while the Board, as a whole and through our Audit Committee, is responsible for overseeing the risk assessment and risk management functions of the Company. The Board has delegated responsibility for reviewing our policies with respect to risk assessment and risk management to our Audit Committee through its charter. The Board has determined that this oversight responsibility can be most efficiently performed by our Audit Committee as part of its overall responsibility for providing independent, objective oversight with respect to our accounting and financial reporting functions, internal and external audit functions, systems of internal control over financial reporting, security of information technology systems and data, cybersecurity and legal and regulatory compliance. Our Audit Committee regularly reports to the Board with respect to its oversight of these areas.

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COMPENSATION OF DIRECTORS

Director Compensation Program

During 2024, our non-employee Directors were compensated in the form of an annual cash retainer and an upfront restricted stock grant equal in value to $300,000. The restricted stock grant vests ratably over three years, subject to continued service on the Board. Our Director compensation program is intended to align the interests of our Directors and our stockholders.

Component	Amount	Vesting/Payable

Fixed-Dollar Upfront Grant	Equal in value to $300,000	Ratably over 3 years

Annual Cash Retainer	$75,000	Quarterly in cash

Additionally, for meetings in excess of eight per year, non-employee Directors will be paid a meeting fee of $2,000 per meeting and the non-employee Chairman of the Board will be paid $3,000 per meeting. Non-employee Directors are also paid fees for service on certain committees as set forth below and for service as the Chairman of the Board. The Director who serves as the Chairman of the Board receives an annual fee of $100,000 in addition to the fees paid to all non-employee Directors. Fees are paid to committee members, the respective committee chairs and the Chairman of the Board in quarterly installments in cash. Each Director is also reimbursed for expenses incurred in attending meetings because we view meeting attendance as integrally and directly related to the performance of the Directors’ duties.

	ADDITIONAL ANNUAL FEE

Committee	Chair ($)	Other Member ($)

Audit Committee	25,000	12,500

Compensation Committee	20,000	10,000

Nominating and Sustainability Committee	15,000	7,500

Additionally, for meetings each year in excess of six for Audit, four for Compensation and four for Nominating and Sustainability, the chair of each such committee will be paid a meeting fee in cash equal to $3,000 for each such additional committee meeting attended, while each non-chair member of such committees will be paid a meeting fee in cash equal to $2,000 for each such additional committee meeting attended.

2024 Director Compensation

In accordance with the compensation program described above, our non-employee Directors received the following compensation during 2024:

Director Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Terrance R. Ahern	51,875	302,077	353,952

Linda B. Abraham	23,750	302,077	325,827

Jane E. DeFlorio	27,500	302,077	329,577

Victor B. MacFarlane	22,500	302,077	324,577

Alexander Otto	18,750	302,077	320,827

Barry A. Sholem	23,125	302,077	325,202

(1)

The amounts reported in this column reflect the aggregate grant date fair value, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), for stock awards granted to each of the non-employee Directors in 2024, based upon the closing price of our common stock on the date of grant. The grant date fair value of the stock awards made to each Director in 2024 was $23.33 on October 15, 2024 (12,948 shares). The shares granted are restricted and will vest in thirds on the first three anniversaries of the grant date. Dividends declared with respect to the shares will be paid at the same time such dividends are paid to other holders of the Company’s common stock.

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DIRECTOR STOCK OWNERSHIP GUIDELINES

Each non-employee Director must own shares of common stock or common stock equivalents with an aggregate market value of no less than five times the cash portion of the annual retainer paid to a Director (in other words, $375,000 worth of shares). This ownership requirement generally must be met no later than the fifth anniversary of the date restricted stock or common stock comprising a component of the Director’s compensation are first granted to the Director, and on each December 31st thereafter. Our Board established this particular level of stock ownership for our non-employee Directors in order to align the interests of our non-employee Directors with the investment interests of our stockholders. To this end, and unless otherwise approved by the Nominating and Sustainability Committee, each non-employee Director is required to retain at least 50% of the common stock and common stock equivalents received by the Director as compensation until such time as the minimum stock ownership requirement has been satisfied.

INSIDER TRADING POLICY

The Company has adopted a policy on Insider Trading (the “Insider Trading Policy”) governing the purchase, sale or other disposition of the Company’s securities by Curbline directors, officers, employees and certain of their related persons, and the Company, in order to promote compliance with insider trading laws, rules and regulations. In general, the Insider Trading Policy prohibits trading in Company securities, or in the securities of any other publicly held company, including Site Centers, by the Company’s directors, officers, employees and certain of their related persons at any time when they are in possession of material nonpublic information regarding the issuer of such securities. To help prevent violations of insider trading rules, the Insider Trading Policy requires all directors and officers at or above the level of senior vice president or an equivalent position to pre-clear all transactions in Company securities (and the adoption, amendment or termination of any 10b5-1 trading plan) with the Company’s general counsel. The Insider Trading Policy also imposes quarterly trading blackout periods which commence at the end of each fiscal quarter or year and expire at the close of business on the first business day following the release of financial results for such period.

HEDGING AND PLEDGING POLICY

Our Board has adopted a policy prohibiting our Directors and employees who are officers at or above the level of Vice President (or an equivalent position) from (1) holding Company stock in a margin account, (2) pledging Company stock as collateral for a loan or (3) using Company stock in hedging transactions, such as zero-cost collars, forward sale contracts, equity swaps and similar arrangements because the Board determined that such a policy is in the best interests of the Company and our stockholders. Currently, all Directors, executive officers and, to our knowledge, other covered employees are in compliance with the applicable requirements of the Company’s policy.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during 2024 were Terrance R. Ahern, Jane E. DeFlorio and Barry A. Sholem. None of our executive officers serves or has served on the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity for which any of Messrs. Ahern or Sholem or Ms. DeFlorio at the same time serves or served as executive officer. Also, none of our executive officers serves or served on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity, one of whose executive officers at the same time serves or served as a member of our Board.

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Executive Compensation Tables and Related Disclosure

EXECUTIVE COMPENSATION

As an emerging growth company under the JOBS Act, Curbline is complying in this proxy statement with the SEC’s reduced executive compensation disclosure requirements applicable to “smaller reporting companies.” These reduced requirements involve disclosure for our principal executive officer and the two most highly compensated executive officers (other than the principal executive officer) serving as executive officers of Curbline at the end of 2024. Those three officers are considered the named executive officers, or NEOs, for Curbline for 2024. The information in this section describes the material components of the executive compensation program for the NEOs, who are:

David R. Lukes—President and Chief Executive Officer;

Conor M. Fennerty—Executive Vice President, Chief Financial Officer and Treasurer; and

John M. Cattonar—Executive Vice President and Chief Investment Officer.

As discussed above, prior to the Spin-Off, we were a part of SITE Centers and not an independent company, and the Curbline Compensation Committee had not yet been formed. Prior to the Spin-Off, each of our NEOs participated in SITE Centers’ executive compensation programs. Our discussion covers compensation granted, earned or paid prior to the Spin-Off, and all executive compensation decisions for our NEOs prior to Spin-Off were made or overseen by the SITE Centers Compensation Committee, or the SITE Centers Committee, as further described below.

Prior to the Spin-Off, SITE Centers was party to employment agreements with each of our NEOs. To support a successful management transition in the Spin-Off, effective as of September 1, 2024, each of these employment agreements was amended, restated and assigned to Curbline (each an “Employment Agreement” and collectively, the “Employment Agreements”). The Employment Agreements set out the material terms of each NEO’s compensation, including base salary, annual incentive opportunities and long-term incentive opportunities, as further described below. For Mr. Lukes, his Employment Agreement expires on October 1, 2027, the third anniversary of the Spin-Off. For each of Messrs. Fennerty and Cattonar, his Employment Agreement expires on September 30, 2026.

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SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation paid to or earned by our NEOs for the years ended December 31, 2024 and December 31, 2023. Amounts for 2023 reflect compensation paid to our NEOs by SITE Centers prior to the Spin-Off. Amounts for 2024 reflect compensation paid to our NEOs by SITE Centers through the Spin-Off Date, and by us after the Spin-Off Date.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Name And Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)(4)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(5)	Total ($)

David R. Lukes Chief Executive Officer and President	2024
	CURB	12,500	500,000	17,826,831	—	333	18,339,664
	SITE	675,000	1,687,500	5,527,064	—	44,737	7,934,301
	2023	900,000	—	3,550,043	2,250,000	40,607	6,740,650

Conor M. Fennerty Executive Vice President, Chief Financial Officer and Treasurer	2024
	CURB	150,000	225,000	957,634	—	2,374	1,335,008
	SITE	450,000	675,000	1,529,418	—	17,723	2,672,141
	2023	575,000	—	1,902,419	900,000	18,930	3,396,349

John M. Cattonar Executive Vice President and Chief Investment Officer	2024
	CURB	125,000	187,500	957,634	—	2,499	1,272,633
	SITE	375,000	562,500	1,232,791	—	12,016	2,182,307
	2023	475,000	—	1,458,668	750,000	12,399	2,696,067

(1)

The amounts reported in columns (c) and (d) for 2024 include amounts deferred into the Curbline 401(k) plan (a qualified plan) by Messrs. Lukes, Fennerty and Cattonar for the year ended December 31, 2024 as follows: Mr. Lukes, $30,500; Mr. Fennerty, $23,000; Mr. Cattonar, $23,000.

(2)

The amounts reported in column (d) for 2024 reflect cash amounts earned by Messrs. Lukes, Fennerty and Cattonar as annual cash performance-based incentive compensation for 2024, for which the portion paid prior to the Spin-Off was paid by SITE Centers and the portion paid after the Spin-Off was paid by Curbline.

(3)

The amounts reported in column (e) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of all equity awards granted during the reported years. Assumptions used in the calculation of these amounts for 2024 (i) for grants made by Curbline are included in footnote 9 to the financial statements included in the Curbline Annual Report on Form 10-K for the year ended December 31, 2024 and (ii) for grants made by SITE Centers are included in footnote 14 to the financial statements included in the SITE Centers Annual Report on Form 10-K for the year ended December 31, 2024.

The amounts reported in column (e) for 2024 for Curbline include:

•

for Mr. Lukes, $2,718,692, relating to the grant date fair value of an award of service-based limited partnership units (“LTIP units”) in Curbline Properties LP (the “Operating Partnership”) issued in accordance with his Employment Agreement, reflecting the equivalent of additional annual salary of $750,000 per year over the three-year term of the Employment Agreement, plus a 20% premium due to the form of payment being made in a form of equity rather than cash (the “Salary Equity Award”). The Salary Equity Award will generally vest over four years on each anniversary of the grant date. The grant value was equal to the market value of an equivalent number of shares of the Company’s common stock at the date of grant.

•

for each of Messrs. Lukes, Fennerty and Cattonar, $15,108,139, $957,634 and $957,634, respectively, relating to the grant date fair value of LTIP units or restricted stock granted by Curbline in October 2024 in accordance with the Employment Agreements. The grant date fair value associated with the LTIP unit and restricted stock awards was computed in accordance with FASB ASC Topic 718 and is based on the probable outcome of the performance conditions, although the ultimate value of the awards could be as low as zero. Assuming achievement of maximum performance, the value as of the grant date of these LTIP unit and restricted stock awards made to Messrs. Lukes, Fennerty and Cattonar would be $24,177,100, $1,311,114 and $1,311,114, respectively.

The amounts reported in column (e) for 2024 for SITE Centers include:

•

for each of Messrs. Lukes, Fennerty and Cattonar, $1,000,025, $250,055 and $150,022, respectively, relating to the grant date fair value of annual service-based restricted stock units (“RSUs”) granted by SITE Centers in February 2024 in accordance with their prior employment agreements.

•

for each of Messrs. Lukes, Fennerty and Cattonar, $1,999,995, $600,004 and $600,004, respectively, relating to the grant date fair value of performance-based RSUs (“PRSUs”) granted by SITE Centers in March 2024 in accordance with their prior employment agreements. The grant date fair value associated with the PRSU awards was computed in accordance with FASB ASC Topic 718 and was based on the probable outcome of the performance conditions.

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•

for each of Messrs. Lukes, Fennerty, Cattonar, $2,527,044, $679,359 and $482,765, respectively, relating to the incremental value of their modified PRSU awards in connection with the Spin-Off, although the ultimate value of the awards could have been as low as zero but each was converted into service-based RSUs as of the Spin-Off, as described further in the section titled Treatment of Outstanding SITE Centers Equity Incentive Awards in the Spin-Off.

(4)	The amounts shown in column (g) for the NEOs for 2024 include:

•	for Mr. Lukes, automobile service, reimbursement of personal disability/life insurance premiums of $25,000, matching contributions to the 401(k) plan and matching contribution to the medical HSA Plan;

•	for Mr. Fennerty, reimbursement of personal disability/life insurance premiums and matching contributions to the 401(k) plan; and

•	for Mr. Cattonar, matching contributions to the 401(k) plan and disability insurance premiums.

None of the amounts reported for the NEOs in column (g), if not a perquisite or personal benefit, exceeds $10,000 or, if a perquisite or personal benefit, exceeds the greater of $25,000 or 10% of the total amount of perquisites and personal benefits, except as disclosed in this footnote.

Prior to the Spin-Off, SITE Centers retained Gressle & McGinley, an independent compensation consultant, to provide executive compensation consulting services with respect to the base salary, annual bonus and equity-based award levels for our NEOs. Based on the expertise of Gressle & McGinley, SITE Centers determined the base salary, annual bonus and equity award levels and these determinations are set out in the Employment Agreements.

The compensation framework of the Company for its NEOs is designed to foster a performance-driven, pay-for-performance culture that is intended to align our NEO’s interests with those of our stockholders while also rewarding the NEOs for superior individual achievements that promote the long-term value of the Company. The key elements of 2024 compensation for each of our NEOs are summarized below.

2024 NEO COMPENSATION PROGRAM

2024 Base Salary Levels

Each NEO’s current base salary is set out in his respective Employment Agreement.

For the period prior to the Spin-Off, Mr. Lukes was paid a base salary at an annual rate of $900,000. For the period after the Spin-Off, pursuant to the Employment Agreement, Mr. Lukes receives a base salary at an annual rate of $50,000. In addition, on October 15, 2024, Mr. Lukes received an award of $2.7 million in service-based LTIP units, reflecting the equivalent of additional annual salary of $750,000 per year over the three-year term of the Employment Agreement, plus a 20% premium due to the form of payment being made in a form of equity rather than cash (the “Salary Equity Award”). The Salary Equity Award will generally vest over four years on each anniversary of the grant date.

In January 2023, the SITE Centers Committee increased both the base salary and target level of annual incentive pay for Mr. Fennerty from $450,000 to $600,000 and for Mr. Cattonar from $350,000 to $500,000, specifically in acknowledgement of their increased levels of experience and the competitive marketplace for similar executive talent. In evaluating these increases, the SITE Centers Committee considered an analysis prepared by Gressle & McGinley with respect to comparable positions at other REITs deemed similar to SITE Centers in property type, size or executive office location. No further adjustments were made to base salary levels for Messrs. Fennerty and Cattonar in connection with the execution of their September 15, 2023 employment agreements with SITE Centers or in connection with the execution of their Employment Agreements.

2024 Annual Incentive Compensation Design

The Employment Agreements provide each of our NEOs an annual incentive opportunity based on threshold, target and maximum incentive amounts based on the achievement of performance metrics established by the Compensation Committee of the Curbline Board of Directors.

•	Mr. Lukes’ threshold is $500,000; his target is $1,000,000 and his maximum is $2,000,000.

•	Mr. Fennerty’s threshold is 50% of base salary; his target is 100% of base salary and his maximum is 150% of base salary.

•	Mr. Cattonar’s threshold is 50% of base salary; his target is 100% of base salary and his maximum is 150% of base salary.

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The annual cash incentive for 2024 was split between SITE Centers and Curbline and consisted of (1) a pro-rated payment from SITE Centers for the portion of 2024 occurring prior to the Spin-Off based on performance determined by the SITE Centers Compensation Committee in its sole discretion as of the Spin-Off Date, and (2) a payment from Curbline for the remaining portion of 2024 based on the performance of Curbline, as determined by the Compensation Committee in its sole discretion.

The Curbline Compensation Committee considered the following key accomplishments, among others, when determining to award each of Messrs. Luke, Fennerty and Cattonar the maximum amount payable pursuant to their Employment Agreements:

•	Successfully completed the Spin-Off from SITE Centers and listed the Company’s shares on the New York Stock Exchange.

•	Acquired 20 convenience shopping centers for a total of $206.1 million.

•	Engaged in extensive investor outreach and other investor relations activities with the investment community following the completion of the Spin-Off.

•	Entered into a $500 million credit facility, including a $400 million revolving credit facility and a $100 million delayed draw term loan.

•

Entered into a forward interest rate swap agreement to fix the variable-rate component of the $100.0 million delayed draw term loan, fixing the all-in rate of the term loan facility at 5.078% based on the loan’s current applicable spread.

Long-Term Incentive Plan Design

The Employment Agreements set out the long-term incentive design elements for our NEOs. For each of our NEOs, the long-term incentive opportunities are based on a mix of performance and service-based equity incentives comprised of either restricted stock or LTIP units granted under our 2024 Equity and Incentive Compensation Plan.

While the target award amounts and service-based vesting requirements for each of the long-term incentive awards are set out in the Employment Agreements, the Compensation Committee will establish applicable performance metrics for each performance-based award. A significant portion of each NEO’s total long-term incentive award will be tied to these metrics, reflecting our philosophy that pay be linked to the financial performance of Curbline and to help ensure alignment of pay and performance.

The specifics for each long-term incentive plan award are detailed in the section titled—“Employment Agreements with our NEOs” below.

LTIP Units

As discussed above, Mr. Lukes’ Salary Equity Award was granted in the form of LTIP units, as was his performance-based equity award granted in October 2024 pursuant to his Employment Agreement. Pursuant to their Employment Agreements, each of our NEOs has the ability to elect to receive future performance-based and service-based equity incentive awards in the form of restricted common stock or LTIP units.

LTIP units represent limited partnership units in the Operating Partnership, an entity through which the Company conducts its business, and are structured to qualify as “profits interests” for federal income tax purposes. The Compensation Committee may authorize the grant or sale of LTIP units subject to the amended and restated agreement of limited partnership of Curbline Properties LP dated as of October 1, 2024 (our “Operating Partnership Agreement”) and our 2024 Equity and Incentive Compensation Plan. Awards of LTIP units shall be valued by reference to our common stock. When issued, LTIP units do not have full parity, on a per unit basis, with the common units of the Operating Partnership (“common units”). To the extent that they receive sufficient allocations of book gain for tax purposes, the LTIP units can over time achieve full parity with common units, at which time vested LTIP units will be converted into common units on a one-for-one basis. Vested LTIP units that have not achieved full parity with common units may also convert into common units on less than a one-for-one basis based on relative capital accounts. Regular and other non-liquidating distributions will be made by the Operating Partnership with respect to unvested LTIP units as provided in the applicable award agreement for such units. Each common unit acquired upon conversion of a vested LTIP unit may be presented, at the election of the holder, for redemption for cash equal to the market price of a

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share of common stock of the Company, except that the Company may, at its election, acquire each common unit so presented for one share of common stock, subject to certain adjustments.

Treatment of Outstanding SITE Centers Equity Incentive Awards in the Spin-Off

In general, pursuant to the Employee Matters Agreement entered into in connection with the Spin-Off, outstanding SITE Centers equity-based compensation awards held by the NEOs immediately prior to the Spin-Off were treated as described below.

•

SITE Centers service-based restricted stock units (“RSUs”) held immediately prior to the Spin-Off continue to be subject to substantially the same terms and conditions after the Spin-Off as the terms and conditions that applied to such awards prior to the Spin-Off, except:

•	the awards have been adjusted into Company service-based RSU awards payable in Company common stock;

•

the number of shares of Company common stock underlying each such RSU award has been determined as provided for in the Employee Matters Agreement so that the award generally retained, immediately after the Spin-Off, substantially the same intrinsic value that it had immediately prior to the Spin-Off (rounding down to the nearest whole number of RSUs); and

•	with respect to any continuous employment requirement associated with such Company RSU awards, such requirement will be satisfied based on the required continuous employment with the Company.

•

SITE Centers performance-based RSUs (“PRSUs”) held immediately prior to the Spin-Off continue to be subject to substantially the same terms and conditions after the Spin-Off as the terms and conditions that applied to such PRSUs prior to the Spin-Off, except:

•

the number of PRSUs earned as of the Spin-Off Date under each PRSU award was determined by evaluating performance under the PRSU award as of the Spin-Off Date and was equal to the greater of (1) the number of PRSUs earned based on actual performance through the Spin-Off Date and (2) 150% of the target number of PRSUs, with the greater of the two being 150%, and any unearned PRSUs were forfeited;

•

such number of PRSUs determined to be earned as of the Spin-Off Date were converted into Company service-based RSUs payable in Company common stock, with the number of shares of Company common stock underlying such adjusted Company RSU award determined as provided for in the Employee Matters Agreement such that, immediately after the Spin-Off, the adjusted Company RSU award had substantially the same intrinsic value that the number of PRSUs determined to have been earned as of the Spin-Off Date had immediately prior to the Spin-Off (rounding down to the nearest whole number of RSUs) and thereafter earning current dividend equivalent payments in cash; and

•	with respect to any continuous employment requirement associated with such Company RSU awards, such requirement will be satisfied based on the required continuous employment with the Company.

Other Benefits and Information

Perquisites and Fringe Benefits. During 2024, the NEOs received certain additional benefits from SITE Centers prior to the Spin-Off, and from Curbline following the Spin-Off. The SITE Centers Compensation Committee and the Curbline Compensation Committee, as applicable, believed that these benefits were reasonable and consistent with its respective overall compensation program and better enabled SITE Centers or Curbline, as applicable, to attract and retain superior executive talent.

For 2024, prior to the Spin-Off, each of Messrs. Lukes, Fennerty and Cattonar were eligible for participation in SITE Centers’ health, life, disability and other insurance plans, sick leave, reasonable vacation time, and other customary fringe benefits generally on terms available to SITE Centers’ other employees, and following the Spin-Off, each of Messrs. Lukes, Fennerty and Cattonar remain eligible for participation in SITE Centers’ health, life, disability and other insurance plans, and are now eligible for sick leave, reasonable vacation time, and other customary fringe benefits from Curbline generally on terms available to Curbline’s other employees.

Curbline Properties Corp. | 2025 Proxy Statement 21

Pursuant to his Employment Agreement and his prior employment agreement with SITE Centers, Mr. Lukes is entitled to automobile service for business and personal use. The benefit includes all reasonable related maintenance, repairs, parking, gasoline, insurance and other reasonable costs and expenses.

Pursuant to their Employment Agreements, Messrs. Lukes and Fennerty were entitled to reimbursement (up to an aggregate maximum in any calendar year of $25,000 for Mr. Lukes and $10,000 for Mr. Fennerty) for premiums for life, disability and/or similar insurance policies.

Retirement Benefits. In 2024, SITE Centers maintained a customary tax qualified 401(k) plan for its employees pursuant to which SITE Centers made semi-monthly matching contributions during 2023 equal to 50% of each participant’s contribution, up to 6% of the sum of his or her base salary plus annual cash performance-based incentive, not to exceed 3% of the sum of the participant’s base salary plus annual cash performance-based incentive, subject to Internal Revenue Code limits. In 2024, prior to and in connection with the Spin-Off, Curbline assumed and continues to maintain that tax qualified 401(k) plan for its and SITE Centers employees pursuant to which Curbline and SITE Centers (for their respective employees) made semi-monthly matching contributions equal to 50% of each participant’s contribution, up to 6% of the sum of his or her base salary plus annual cash performance-based incentive, not to exceed 3% of the sum of the participant’s base salary plus annual cash performance-based incentive, subject to Internal Revenue Code limits.

Elective Deferred Compensation Plan. In 2024, prior to the Spin-Off, our NEOs were entitled to participate in SITE Centers’ Elective Deferred Compensation Plan. Pursuant to the Elective Deferred Compensation Plan, certain SITE Centers officers could defer up to 100% of their base salaries and annual cash performance-based incentives, less applicable taxes and authorized benefits deductions. SITE Centers’ Elective Deferred Compensation Plan is a nonqualified plan and is an unsecured, general obligation of SITE Centers, and SITE Centers established and funded a “rabbi” trust to satisfy its payment obligations under this plan. SITE Centers provided a matching contribution to any participant who deferred compensation into SITE Centers’ Elective Deferred Compensation Plan equal to the difference between (1) up to 3% of the sum of the participant’s base salary and annual cash performance-based incentive eligible for deferral under SITE Centers’ 401(k) plan and the Elective Deferred Compensation Plan, combined, and (2) the actual employer matching contribution provided under the SITE Centers 401(k) plan. Earnings on a participant’s deferred account are based on the results of the investment options available in the SITE Centers’ Elective Deferred Compensation Plan that are selected by the participant (which are similar to the investment options available under the above-described 401(k) plan). Settlement is generally made in cash at a date determined by the participant at the time a deferral election is made. None of our NEOs elected to defer any portion of his 2024 cash compensation pursuant to SITE Centers’ Elective Deferred Compensation Plan.

In connection with the Spin-Off, Curbline implemented its own Elective Deferred Compensation Plan (and the balance of Mr. Lukes’ account under the SITE Centers’ Elective Deferred Compensation Plan was transferred to Curbline’s Elective Deferred Compensation Plan). Our Elective Deferred Compensation Plan mirrors the SITE Centers’ Elective Deferred Compensation Plan. None of the NEOs elected to defer any portion of his 2024 cash compensation pursuant to the Curbline Elective Deferred Compensation Plan.

EMPLOYMENT AGREEMENTS WITH OUR NEOS

On September 1, 2024, SITE Centers amended and restated each of our NEOs’ employment agreements and assigned them to Curbline and a subsidiary of Curbline in preparation for the Spin-Off. These assigned employment agreements, or the Employment Agreements, which are described more specifically below, superseded and replaced our NEOs’ employment agreements with SITE Centers on a going-forward basis to the extent described therein, facilitated the transfer of the employment of our NEOs from SITE Centers to a subsidiary of Curbline prior to the Spin-Off, and generally govern the employment and compensation terms and conditions and related items for our NEOs during the three-year period subsequent to the Spin-Off for Mr. Lukes and for an approximately two-year period for each Messrs. Fennerty and Cattonar.

22 Curbline Properties Corp. | 2025 Proxy Statement

This section provides a description of the Employment Agreements. The key terms of the Employment Agreements in effect with our NEOs on December 31, 2024 (which included customary non-competition and non-solicitation restrictive covenants that extend for one year following termination and perpetual confidentiality and mutual non-disparagement restrictive covenants) are described below:

Key Terms	David R. Lukes	Conor M. Fennerty	John M. Cattonar

Date of Agreement	September 1, 2024	September 1, 2024	September 1, 2024

Expiration Date of Agreement	October 1, 2027	September 30, 2026	September 30, 2026

Annual Base Salary Rate	$50,000	$600,000	$500,000

Salary Equity Award	$2.7 million in service-based LTIP units generally vesting over four years, reflecting the equivalent of additional annual salary of $750,000 per year over three years, plus a 20% premium due to the form of payment being made in LTIP units rather than cash	N/A	N/A

Annual Cash Incentive Compensation	Target annual award of $1,000,000 (1)	Target award of 100% of year-end base salary (2)	Target award of 100% of year-end base salary (2)

Initial Performance-Based Equity Grants Under Employment Agreements	After the Spin-Off, a grant of performance-based LTIP units (target value $7.2 million, maximum value $18.0 million), with a term of five years (the “Lukes Performance Equity Award”) (3)	After the Spin-Off, a grant of performance-based restricted stock (target value $600,000, maximum value $1.2 million) with a performance period of approximately three years (the “NEO Performance Equity Award” and collectively with the Lukes Performance Award, the ”Performance Awards”) (4)	After the Spin-Off, a grant of performance-based restricted stock (target value $600,000, maximum value $1.2 million) with a performance period of approximately three years (4)

Annual Equity Grants Under Employment Agreements	By March 15 of each of 2025, 2026 and 2027, a grant of $800,000 in service-based LTIP units or restricted stock (at the option of the NEO) generally vesting over three years (the “Lukes Annual Award”)

By March 15 of each of 2025 and 2026, a grant of $250,000 in service-based LTIP units or restricted stock (at the option of the NEO) generally vesting over four years (the “NEO Annual Award” and collectively with the Lukes Annual Award, the “Annual Awards”)

By October 15, 2025, a NEO Performance Equity Award (target value of $600,000, maximum value $1.2 million) and a performance period of approximately three years

By March 15 of each of 2025 and 2026, a grant of $150,000 in service-based LTIP units or restricted stock (at the option of the NEO) generally vesting over four years

By October 15, 2025, a NEO Performance Equity Award (target value of $600,000, maximum value $1.2 million) and a performance period of approximately three years

Other Ongoing Terms	Annual automobile service, and annual reimbursement for $25,000 in life, disability and similar insurance premiums	Annual reimbursement for $10,000 in life, disability and similar insurance premiums	N/A

(1)

As discussed further above, the 2024 annual incentive award opportunity for Mr. Lukes originally established by the SITE Centers Compensation Committee in the beginning of 2024 was paid by SITE Centers on a pro-rated basis, reflecting Mr. Lukes’ service to SITE Centers up to the Spin-Off Date, based on performance up to the Spin-Off Date as determined by the SITE Centers Compensation Committee in its sole discretion. Curbline established its own annual incentive award opportunity for Mr. Lukes for the portion of 2024 remaining after the Spin-Off Date (and future years) based on this target value (with a related threshold value of $500,000 per year and maximum value of $2,000,000 per year) and as set out in his Employment Agreement. Mr. Lukes also has the ability to elect to receive his annual incentive award in cash, restricted stock or LTIP units, provided that such election is made prior to the beginning of the year for which performance is measured.

Curbline Properties Corp. | 2025 Proxy Statement 23

(2)

The annual cash incentive for 2024 was split between SITE Centers and Curbline and consisted of (i) a pro-rated payment from SITE Centers for the portion of 2024 occurring prior to the Spin-Off, based on performance as determined by the SITE Centers Compensation Committee in its sole discretion, and (ii) a payment from Curbline for the remaining portion of 2024, based on the performance as determined by the Compensation Committee in its sole discretion.

(3)

Vesting for the Lukes Performance Equity Award will vary from 0% to 250% of target value based on achievement with respect to metrics established by the Curbline Compensation Committee (in consultation with Mr. Lukes) prior to the date of grant, provided that no less than 50% of the Lukes Performance Equity Award will vest based on our relative total shareholder return achievement. In general, the Lukes Performance Equity Award will be earned based on performance evaluated at the end of approximately three-year, four-year and five-year performance periods regarding 25%, 25% and 50%, respectively, of the award (with opportunities at the end of the four-year and five-year performance periods to earn amounts that had not been earned at the end of the prior performance periods, up to the total cap of 250% of the target amount of such award). The Lukes Performance Equity Award will earn distributions paid in cash on a deferred and contingent basis.

(4)

Vesting for the NEO Performance Equity Awards will vary from 0% to 200% of target value based on achievement with respect to metrics established by the Curbline Compensation Committee (in consultation with Mr. Lukes) prior to the date of grant, provided that no less than 50% of the NEO Performance Equity Award will vest based on our relative total shareholder return achievement. In general, the NEO Performance Equity Awards will be earned based on performance evaluated at the end of an approximately three-year performance period. The NEO Performance Equity Award will earn distributions paid in cash on a deferred and contingent basis.

Each of the Employment Agreements can be terminated under a variety of circumstances. The Curbline Board has the right to terminate an employment agreement for “cause” if the NEO engaged in certain specified conduct, for “disability” if the NEO was disabled for a specified period of time, or at any other time without cause by giving the NEO at least 90 days’ prior written notice. The NEO also has the right to terminate his employment agreement for “good reason” in certain specified circumstances or at any other time without good reason by giving Curbline at least 90 days’ prior written notice.

In addition, the NEOs will be eligible to participate in all retirement and other benefit plans maintained by us that are generally available to our senior executives and for which he is eligible. The Employment Agreements also include customary indemnification provisions, and provide for the reimbursement of certain legal fees and expenses, including fees and expenses incurred in relation to enforcement of the Employment Agreements, plus provisions applying both of SITE Centers’ and our clawback policies in effect from time to time to the Employment Agreements.

The LTIP units described above have been structured to enable them to qualify as “profits interests” for U.S. federal income tax purposes under current federal income tax law. As a result, the LTIP units will generally only have value (other than with respect to the right to receive distributions) to the extent that they receive sufficient allocations of book gain for tax purposes, after which LTIP units that have vested will convert into common units of the Operating Partnership and can be redeemed for cash or, at the Company’s election, shares of Curbline common stock.

Our Employment Agreement with Mr. Lukes provides that he may render service to SITE Centers as its President and Chief Executive Officer after the Spin-Off, at the pleasure of the SITE Centers Board and the Curbline Board, subject to the terms of his Employment Agreement and the Shared Services Agreement, which is discussed below under Related Party Transactions – Agreements with SITE Centers. Our Employment Agreement with Mr. Cattonar provides that he may render service to SITE Centers as its Executive Vice President and Chief Investment Officer after the Spin-Off, at the pleasure of the SITE Centers Board and the Curbline Board, subject to the terms of his Employment Agreement and the Shared Services Agreement, as applicable. Our Employment Agreement with Mr. Fennerty provides that he may render reasonable service to SITE Centers after the Spin-Off, as permitted by the Curbline Board.

OTHER COMPENSATION-RELATED POLICIES

Stock Ownership Guidelines

Under our stock ownership guidelines, each of our officers designated as “Section 16 officers” by our Board, including all of our continuing named executive officer, must own common stock (or common stock equivalents or other securities convertible into or redeemable for common stock, or other equity or equity-based awards issued by the Company or one of its subsidiaries) with an aggregate market value of no less than:

•	For our CEO, $4.0 million;

•	For our CFO, not less than three times his annual base salary; and

•	For all other Section 16 officers, not less than one times his or her annual base salary.

Our Board established these particular levels of stock ownership for our named executive officers because we want the interests of our named executive officers to be aligned with the investment interests of our stockholders.

Such minimum share ownership requirement must be satisfied (1) initially, by no later than the fifth anniversary of the first March 31st following the date such officer receives his or her first grant as a Section 16 officer, and then (2) on each

24 Curbline Properties Corp. | 2025 Proxy Statement

anniversary of March 31st thereafter. To that end, each Section 16 officer is required to retain 50% of the common stock (or common stock equivalents or other securities convertible into or redeemable for common stock, or other equity or equity-based awards issued by the Company or one of its subsidiaries) acquired through grants from the Company as part of compensation until such time as the minimum share ownership requirement is satisfied. Unvested service-based restricted stock and restricted stock units constitute common stock equivalents and count toward satisfying the stock ownership guidelines. As of March 1, 2025, all of our continuing named executive officers owned sufficient common stock or common stock equivalents to meet the requirements set forth in our stock ownership guidelines even though such requirements are not required to be met until March 31, 2030.

Executive Compensation Clawback Policy

As required pursuant to the listing standards of the NYSE, Section 10D of the Exchange Act, and Rule 10D-1 under the Exchange Act, the Board adopted a Clawback Policy (the “Clawback Policy”), effective on September 1, 2024, which provides for the reasonably prompt recovery (or clawback) of certain excess incentive-based compensation received during an applicable three-year recovery period by current or former executive officers in the event the Company is required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under the securities laws. Triggering events include accounting restatements to correct an error in previously issued financial statements that is material to such previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Excess incentive-based compensation for these purposes generally means the amount of incentive-based compensation received (on or after October 2, 2023) by such executive officer that exceeds the amount of incentive-based compensation that would have been received by such executive officer had it been determined based on the restated amounts, without regard to any taxes paid. Incentive-based compensation potentially subject to recovery under the mandatory accounting restatement provisions of the Clawback Policy is generally limited to any compensation granted, earned or vested based wholly or in part on the attainment of one or more financial reporting measures.

In general, the Company may utilize a broad range of recoupment methods under the Clawback Policy for mandatory accounting restatement clawbacks. The Clawback Policy does not condition such clawback on the fault of the executive officer, but the Company is not required to clawback amounts in limited circumstances where the Compensation Committee has made a determination that recovery would be impracticable and (1) the Company has already attempted to recover such amounts but the direct expense paid to a third party in an effort to enforce the Clawback Policy would exceed the amount to be recovered, (2) the recovery of amounts would violate applicable home country law, or (3) the recovery would likely cause the non-compliance of a tax-qualified retirement plan under the Internal Revenue Code of 1986, as amended, and applicable regulations. Operation of the mandatory accounting restatement provisions of the Clawback Policy is subject to a brief phase-in process during the first few years after its effectiveness. The Company may not indemnify any such executive officer against the loss of such recovered compensation in the event of a mandatory accounting restatement.

During the effectiveness of the Clawback Policy, the Company has not been required to prepare a restatement of its financial results that required recovery of erroneously awarded compensation to covered officers pursuant to the Clawback Policy. There are no balances currently outstanding from prior applications of the Clawback Policy.

Grant of Certain Equity Awards

The Compensation Committee does not take into account material non-public information when determining the timing or terms of equity awards, nor do we time disclosure of material non-public information for the purpose of affecting the value of executive compensation. Since the Spin-Off Date, the Company has not granted stock options (or similar awards) to any NEO during any period beginning four business days before and ending one business day after the filing of any periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any current report on Form 8-K that disclosed material non-public information.

Compensation Program Risk Assessment

We periodically review our compensation policies and practices for all employees, including executive officers. As part of the review process, we identify the potential risk areas, and we assess whether our practices pose any actual risks. The Compensation Committee last undertook this review in February 2025 and determined that our compensation programs are not reasonably likely to have a material adverse effect on us.

Curbline Properties Corp. | 2025 Proxy Statement 25

OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR-END TABLE(1)

The following table provides information about outstanding Curbline equity awards for each of our NEOs as of December 31, 2024.

	STOCK AWARDS

Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(4)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(3)(4)(5)

David R. Lukes	Various	527,381	12,245,787	—	—

	10/15/24	—	—	155,372	3,607,738

	10/15/24	—	—	116,532	2,705,873

Conor M. Fennerty	Various	182,564	4,239,136	—	—

	10/15/24	—	—	12,948	300,653

John M. Cattonar	Various	135,670	3,150,257	—	—

	10/15/24	—	—	12,948	300,653

(1)	Except as otherwise indicated, the information in the Outstanding Equity Awards at 2024 Fiscal Year-End Table is provided as of December 31, 2024.

(2)	The amounts in this column with respect to the following named executive officers reflect service-based RSUs that generally vest or vested as follows:

MR. LUKES (#)	MR. FENNERTY (#)	MR. CATTONAR (#)	VESTING DATES

14,301	3,574	1,786	February 22, 2025

31,730	7,932	3,966	February 22, 2025 and 2026

46,540	—	—	February 22, 2025, 2026 and 2027

—	11,637	6,982	February 22, 2025, 2026, 2027 and 2028

138,630	34,654	17,330	February 28, 2025

153,273	38,318	19,157	February 28, 2026

142,907	42,872	42,872	February 28, 2027

—	14,523	14,523	September 15, 2025, 2026, 2027

—	29,054	29,054	September 15, 2028

527,381	182,564	135,670	Total

(3)	These amounts were calculated based upon the closing price of our common stock on December 31, 2024 of $23.22.

(4)

For Mr. Lukes, represents the “threshold” number of units that could be earned under outstanding LTIP units for the performance period beginning on October 15, 2024 and ending on November 20, 2029 (the second row) and for Messrs. Fennerty and Cattonar represents the “threshold” number of shares that could be earned under outstanding PRSAs for the performance period beginning on October 15, 2024 and ending on November 19, 2027 (the second row). The Company does not have a full year of performance and accordingly, these grants are valued at the “threshold” level of performance. The payout values do not include accrued distributions or dividends, which could be paid to the extent the award otherwise vests, consistent with the terms of their award agreements. These awards are described more fully in 2024 NEO Compensation Program—Employment Agreements with our NEOs.

(5)

For Mr. Lukes, represents the Salary Equity Award granted on October 15, 2024 (third row), that generally vests ratably over four years. This award is described more fully in Executive Compensation Tables and Related Disclosure—Summary Compensation Table.

26 Curbline Properties Corp. | 2025 Proxy Statement

POTENTIAL PAYMENT UPON TERMINATION OR CHANGE IN CONTROL

The NEOs (or their personal representatives or dependents, as appropriate) are entitled under the above-described Employment Agreements to certain additional payments and benefits in the event of certain termination circumstances during the agreement term, including in connection with a change in control of Curbline. Following the Spin-Off, the change in control provisions of the revised Employment Agreements are explicitly tied to a change in control of Curbline, rather than a change in control of SITE Centers.

In general, inclusion of change in control provisions in the Employment Agreements was determined appropriate primarily because such agreement would help ensure a continuity of Curbline management during a potential change in control of Curbline and help ensure that the NEOs would remain focused on completing a transaction that would be likely to maximize shareholder value of Curbline. The payment of change in control compensation was also determined appropriate because the NEOs might forego other opportunities at the time of the change in control of Curbline. The table below summarizes the benefits to which our NEOs were entitled under the Employment Agreements in the event of certain termination scenarios (over and above accrued compensation and benefits):

Terms	Benefits

Termination Without Cause or for Good Reason

Lump sum in cash equal to 1.5 times (two times for Mr. Lukes) sum of (a) base salary ($800,000 for Mr. Lukes) plus (b) average of the annual incentives earned in the three fiscal years preceding the year of termination (the “Average Bonus”);

Lump sum in cash equal to the annual incentive that would have been earned for the year of termination based on actual performance, pro-rated based on the NEO’s period of service during such year (the “Pro-Rata Actual Bonus”);

Lump sum in cash equal to 18 months of monthly insurance premiums for health, dental and vision benefits and the employer portion of the premium for other insurance provided by Curbline (the “18-month Health Benefit”); and

Vesting of Salary Equity Award (for Mr. Lukes (pro-rated, and based on three required years of service)), Performance Equity Awards and any Annual Awards, including based on level of performance to date (the “Accelerated Award Vesting”).

Termination Due to Death or Disability

Lump sum in cash equal to the target annual incentive for year of termination, pro-rated based on the NEO’s period of service during such year (the “Pro-Rata Target Bonus”);

18-month Health Benefit; and

Accelerated Award Vesting.

“Triggering Event”(1) Within Two Years After a “Change in Control”(2)

Lump sum in cash equal to 2.5 times (three times for Mr. Lukes) sum of (a) base salary ($800,000 for Mr. Lukes) plus (b) Average Bonus;

Pro-Rata Target Bonus;

18-month Health Benefit; and

Accelerated Award Vesting.

(1)

“Triggering Event” is the occurrence of one of the following within two years after a Curbline “Change in Control”: (a) Curbline terminates the employment of the NEO, other than in the case of a termination for “Cause” (as defined in the applicable Curbline employment agreement), a termination following disability, or a termination based on death; or (b) the NEO terminates his employment for “Good Reason” (as defined in the applicable Curbline employment agreement).

(2)

A Curbline “Change in Control” generally occurs if: (a) there is a consummation of a reorganization, merger or consolidation in which Curbline is not the surviving corporation (subject to certain limited exceptions as described in the Employment Agreements), the sale of all or substantially all of Curbline’s assets, or the acquisition of assets of another corporation or certain other transactions constituting a “Business Combination” (subject to terms and limited exceptions as described in the Employment Agreements); (b) any person or other entity (subject to certain exceptions) purchases Curbline shares (or securities convertible into Curbline shares) pursuant to a tender or exchange offer without the prior consent of the Curbline Board, or becomes the beneficial owner of 30% or more of the voting power of Curbline outstanding securities without the prior consent of the Curbline Board; (c) during any two-year period, Curbline experiences a turnover of a majority of the directors on the Curbline Board (subject to certain exceptions for replacement directors approved by at least two-thirds of the directors serving at the beginning of such period, but specifically excluding certain replacement directors elected in connection with an election or proxy contest); or (d) stockholder approval of the liquidation or dissolution of Curbline, subject to limited exceptions described in the Employment Agreements.

Curbline Properties Corp. | 2025 Proxy Statement 27

Certain Potential Curbline Retirement and Termination or Change in Control Benefits

As discussed above, Curbline and a Curbline subsidiary have assumed the Employment Agreements and maintain certain plans and policies that will require us to provide certain compensation and other benefits to our NEOs in the event of a termination of employment or a change in control of the Company.

Based on a hypothetical termination and/or change in control of Curbline occurring on December 31, 2024, the following tables describe the potential payments upon such termination or change in control owing to each NEO then serving at the end of the year under his Employment Agreement and other arrangements in effect with Curbline on December 31, 2024.

Event	David R. Lukes ($)	Conor M. Fennerty ($)	John M. Cattonar ($)

Retirement or other Voluntary Termination (without Good Reason)

Accrued Vacation(1)	1,923	23,077	19,231

Total	1,923	23,077	19,231

Involuntary Not for Cause or Good Reason Termination

Cash Severance(2)	6,100,000	2,025,000	1,650,000

Unvested Service-Based Equity Awards	12,471,276	4,239,136	3,150,257

Unvested Performance-Based Equity Awards(3)	7,215,522	601,305	601,305

COBRA Payment(4)	53,862	60,961	27,247

Accrued Vacation(1)	1,923	23,077	19,231

Total	25,842,583	6,949,479	5,448,040

For Cause Termination

No Payments	—	—	—

Total	—	—	—

Involuntary or Good Reason Termination (in Connection with a Change in Control)

Cash Severance(2)	9,150,000	3,375,000	2,750,000

Unvested Service-Based Equity Awards	12,471,276	4,239,136	3,150,257

Unvested Performance-Based Equity Awards(3)	7,215,522	601,305	601,305

COBRA Payment(4)	53,862	60,961	27,247

Accrued Vacation(1)	1,923	23,077	19,231

Total	28,892,583	8,299,479	6,548,040

Disability

Cash Severance(2)	—	—	—

Unvested Service-Based Equity Awards	12,471,276	4,239,136	3,150,257

Unvested Performance-Based Equity Awards(3)	7,215,522	601,305	601,305

COBRA Payment(4)	53,862	60,961	27,247

Disability Insurance Proceeds(5)	1,033,966	1,778,302	1,622,048

Accrued Vacation(1)	1,923	23,077	19,231

Total	20,776,549	6,702,781	5,420,088

28 Curbline Properties Corp. | 2025 Proxy Statement

Event	David R. Lukes ($)	Conor M. Fennerty ($)	John M. Cattonar ($)

Death

Cash Severance(2)	—	—	—

Unvested Service-Based Equity Awards	12,471,276	4,239,136	3,150,257

Unvested Performance-Based Equity Awards(3)	7,215,522	601,305	601,305

COBRA Payment(4)	53,862	60,961	27,247

Accrued Vacation(1)	1,923	23,077	19,231

Total(6)	19,742,583	4,924,479	3,798,040

(1)	Assumes two weeks of personal time off (“PTO”) is paid pursuant to our current PTO policy.

(2)

Reported amounts calculated pursuant to the terms of the respective Employment Agreement. Assumes any accrued base salary and annual incentive for 2024 have been paid, due to evaluation as of the last business day of the year.

(3)

As of December 31, 2024, Curbline only had one quarter of performance relevant to the five-year and three-year Performance Equity Awards issued to Messrs. Lukes, Fennerty and Cattonar on October 15, 2024, and as a result, the Company was unable to project a reasonably likely outcome based on the short-term historical performance. Therefore, each of these awards is included in the respective reported amount for each NEO assuming “target” value. These values assume no Curbline replacement awards are granted in the event of a Curbline Change of Control. The payout values do not include accrued dividends, which will be paid to the extent the award otherwise vests, consistent with the terms of their award agreements.

(4)	Reported amounts consist of an estimate of 18 months of monthly COBRA premiums for health, dental and vision benefits and the employer portion of the premium for other insurance provided by Curbline.

(5)

Reported amounts consist of an estimate of payments for long-term disability using a present value calculation that takes into account (a) age and total payments over the benefit term assuming that the disability occurs on December 31, 2024, and (b) a discount rate based on the rate for the Treasury security with a similar term. In general, benefits are available until age 65.

(6)

Reported amounts do not include payments under personal life insurance policies arranged and obtained by the NEOs for which Curbline reimburses the premium (subject to caps on reimbursement set forth in the applicable NEO’s employment agreement).

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth the number of securities issued and outstanding under the Company’s 2024 Equity and Incentive Compensation Plan, as of December 31, 2024:

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS		WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS		NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity compensation plans approved by security holders(1)	1,894,665	(2)	—	(3)	6,920,893

Equity compensation plans not approved by security holders	—		—		—

Total	1,894,665		—		6,920,893

(1)	Includes the Company’s 2024 Equity and Incentive Compensation Plan.

(2)

Includes (i) shares issuable upon vesting pursuant to 988,317 restricted stock units outstanding as of December 31, 2024, and (ii) shares issuable by the Company, at its option, upon redemption of common units into which 906,348 LTIP units outstanding as of December 31, 2024 may convert.

(3)	Restricted stock units and performance awards are not taken into account in the weighted-average exercise price as such awards have no exercise price.

Curbline Properties Corp. | 2025 Proxy Statement 29

Proposal Two: Ratification of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm

PROPOSAL SUMMARY AND BOARD RECOMMENDATION

PricewaterhouseCoopers LLP has been selected by our Audit Committee to serve as our independent registered public accounting firm in 2025. PricewaterhouseCoopers LLP was first appointed as our independent registered public accounting firm effective October 1, 2024, to audit the financial statements of the Company for the fiscal year ending December 31, 2024.

Our Board has directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, be available to respond to appropriate questions and have an opportunity to make a statement, if desired.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our Charter or otherwise. However, our Board is seeking ratification of PricewaterhouseCoopers LLP as a matter of good corporate practice. If the stockholders do not approve the ratification of PricewaterhouseCoopers LLP, then the Audit Committee will reconsider whether to retain the firm. In such event, the Audit Committee may retain PricewaterhouseCoopers LLP, notwithstanding the fact that the stockholders did not approve the ratification of PricewaterhouseCoopers LLP, or select another nationally recognized accounting firm without re-submitting the matter to the stockholders. Even if the stockholders ratify PricewaterhouseCoopers LLP as our independent registered public accounting firm, the Audit Committee reserves the right in its discretion to select a different accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

BOARD RECOMMENDATION:

“FOR” RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025

30 Curbline Properties Corp. | 2025 Proxy Statement

FEES PAID TO PRICEWATERHOUSECOOPERS LLP

The following table presents fees for services rendered by PricewaterhouseCoopers LLP for the year ended December 31, 2024:

TYPE OF FEES	2024 ($)

Audit fees(1)	719,952

Audit-related fees(2)	153,100

Tax fees(3)	26,210

All other fees(4)	—

Total	899,262

(1)

Audit fees consist principally of fees for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures to be performed by the independent registered public accounting firm to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements, and services that generally only the independent registered public accounting firm reasonably can provide.

(2)

Audit-related fees generally consist of fees billed for assurance and registration statement related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

(3)	Tax fees include fees billed for professional services rendered for tax compliance. There were no fees for tax consulting services billed for 2024.

(4)	There were no other fees billed for 2024.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

The Audit Committee has a policy for the pre-approval of all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee pre-approves specifically described audit and permissible non-audit services and periodically grants general pre-approval of categories of audit and permissible non-audit services up to specified cost thresholds. Any services exceeding pre-approved cost levels must be specifically pre-approved by the Audit Committee. All of the services rendered by PricewaterhouseCoopers LLP under the category “Tax fees” described above were pre-approved by the Audit Committee.

AUDITOR INDEPENDENCE

The Audit Committee believes that the non-audit services provided by PricewaterhouseCoopers LLP are compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Curbline Properties Corp. | 2025 Proxy Statement 31

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee meets at least quarterly to review quarterly or annual financial information prior to its release and inclusion in SEC filings. As part of each meeting, the Audit Committee has the opportunity to meet independently with management and our independent registered public accounting firm.

In discharging its oversight responsibility as to the audit process, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, has discussed with the independent registered public accounting firm any relationships that may impact its objectivity and independence, and has satisfied itself as to the independent registered public accounting firm’s independence.

The Audit Committee reviewed and discussed with the independent registered public accounting firm all matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2024, with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s financial statements, and the independent registered public accounting firm has the responsibility for the examination of those statements.

Based on the above-described review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC.

Audit Committee

Jane E. DeFlorio, Chair

Linda B. Abraham

Terrance R. Ahern

32 Curbline Properties Corp. | 2025 Proxy Statement

Corporate Governance and Other Matters

CODES OF ETHICS

Code of Ethics for Senior Financial Officers

We have a Code of Ethics for Senior Financial Officers that applies to the senior financial officers of the Company, including, among others, our CEO, CFO, CAO, Controllers, Treasurer and our Director of Audit Services (collectively, our “senior financial officers”). Among other matters, this code requires our senior financial officers to:

•	Act with honesty and integrity and ethically address all actual or apparent conflicts of interest between personal and professional relationships;

•	Provide information that is full, fair, accurate, timely and understandable in all reports and documents that we file with, or submit to, the SEC and other public filings or communications we make;

•	Comply with all laws, rules and regulations of federal, state and local governments and all applicable private or public regulatory agencies as well as all applicable professional codes of conduct;

•	Not knowingly or recklessly misrepresent material facts or allow their independent judgment to be compromised;

•	Not use for personal advantage confidential information acquired in the course of their employment;

•	Proactively promote ethical behavior among peers and subordinates in the workplace; and

•	Promptly report any violation or suspected violation of this code in accordance with our Reporting and Non-Retaliation Policy and, if appropriate, directly to the Audit Committee.

Only the Audit Committee or our Board may waive any provision of this code with respect to a senior financial officer. Any such waiver or any amendment to this code will be promptly disclosed on our website or in a Current Report on Form 8-K, as required by applicable rules or regulations. This code is posted on our website, www.curbline.com, under “Governance” in the “About” section.

Code of Business Conduct and Ethics

We also have a Code of Business Conduct and Ethics that addresses our commitment to honesty, integrity and the ethical behavior of our employees, officers and Directors. This code governs the actions and working relationships of our employees, officers and Directors with tenants, vendors, contractors, fellow employees, competitors, government and regulatory agencies and officials, potential or actual joint venture partners, third-party consultants, investors, the public, the media and anyone else with whom we may conduct business. Employees are required to review and acknowledge our Code of Business Conduct and Ethics on a periodic basis in connection with their completion of certain compliance training modules. Only our Board or the Nominating and Sustainability Committee may waive any provision of this code with respect to an officer or Director. Any such waiver or any amendment to this code will be promptly disclosed on our website or in a Current Report on Form 8-K, as required by applicable rules or regulations. The Company’s General Counsel may waive any provision of this code with respect to all other employees. This code is posted on our website, www.curbline.com, under “Governance” in the “About” section.

REPORTING AND NON-RETALIATION POLICY

We are committed to honesty, integrity and ethical behavior and have adopted a Reporting and Non-Retaliation Policy. The purpose of the policy is to encourage all employees to disclose any alleged wrongdoing that may adversely impact us, our tenants, stockholders, fellow employees, investors, or the public at large without fear of retaliation. The policy sets forth procedures for the reporting by employees and interested third parties of alleged financial (including auditing, accounting, and internal control matters) and non-financial wrongdoing on a confidential and anonymous

Curbline Properties Corp. | 2025 Proxy Statement 33

basis, and a process for investigating such reported acts of alleged wrongdoing and retaliation. Reports concerning alleged wrongdoing may be made directly to our General Counsel, our Audit Committee Chair, or to Issuer Direct, an independent third-party service retained on our behalf. An inquiry or investigation is then initiated by the General Counsel or the Audit Committee Chair. The results of all investigations concerning wrongdoing are reviewed quarterly by the General Counsel and the Chair of the Audit Committee. Reports of all material matters are reported to our Board by the Chair of the Audit Committee and the General Counsel in a timely manner and, in no event, less than once per year. This policy is posted on our website, www.curbline.com, under “Governance” in the “About” section.

RELATED-PARTY TRANSACTIONS

We have a written policy regarding the review and approval of related-party transactions. A proposed transaction between us and certain parties enumerated in the policy must be submitted to our General Counsel. The relationship of the parties and the terms of the proposed transaction, among other things, are reviewed by our General Counsel to determine if the proposed transaction would constitute a material related-party transaction, in which case it is reported to the Nominating and Sustainability Committee prior to its approval. The Nominating and Sustainability Committee will then determine whether the transaction requires its approval. All material related-party transactions, whether or not those transactions must be disclosed under federal securities laws, are subject to prior approval by our Nominating and Sustainability Committee pursuant to the policy.

AGREEMENTS WITH SITE CENTERS

In connection with the Spin-Off, we entered into the following agreements with SITE Centers: a Separation and Distribution Agreement, a Shared Services Agreement, a Tax Matters Agreement and an Employee Matters Agreement. The Company negotiated and approved these agreements prior to, and in connection with, the Spin-Off, at which time the Company was a wholly owned subsidiary of SITE Centers. Therefore, these transactions and matters were approved directly or indirectly by our full Board of Directors, rather than pursuant to our Related-Party Transactions Policy.

Separation and Distribution Agreement

The Separation and Distribution Agreement by and among the Company, the Operating Partnership and SITE Centers (the “Separation and Distribution Agreement”) provided for the principal transactions necessary to consummate the Spin-Off, including the allocation among the Company, the Operating Partnership and SITE Centers of SITE Centers’ assets, liabilities and obligations attributable to periods both prior to and following the Spin-Off. In particular, the Separation and Distribution Agreement provided, among other things, that certain assets relating to Curbline’s business were to be transferred to the Operating Partnership or the applicable Curbline subsidiary, including equity interests of certain SITE Centers subsidiaries that held assets and liabilities related to Curbline’s interests in real property, certain tangible personal property, cash and cash equivalents held in Curbline accounts (including the transfer to Curbline of unrestricted cash of $800.0 million upon consummation of the Spin-Off) and other assets primarily used or held primarily for use in Curbline’s business. The Separation and Distribution Agreement also provided that certain liabilities relating to Curbline’s business were to be transferred to the Operating Partnership or the applicable Curbline subsidiary, including liabilities relating to or arising out of the operation of Curbline’s business after the effective time of the Spin-Off and liabilities expressly allocated to Curbline or one of its subsidiaries by the Separation and Distribution Agreement or certain other agreements entered into in connection with the Spin-Off. The Separation and Distribution Agreement governs the rights and obligations among the Company, the Operating Partnership and SITE Centers regarding the distribution both prior to and following the completion of the separation. The Separation and Distribution Agreement also provided that the Company and SITE Centers each released certain claims against the other, that the Company and SITE Centers would indemnify each other in certain instances, and that SITE Centers would bear all fees, costs and expenses relating to the transactions contemplated by the Separation and Distribution Agreement that were incurred prior to or on the Spin-Off Date. As of December 31, 2024, SITE Centers had paid approximately $30.9 in connection with such transaction fees, costs and expenses. The Separation and Distribution Agreement also provided that SITE Centers would bear all costs and expenses in connection with certain redevelopment projects at properties owned by the Company. At the time of the Spin-Off, such redevelopment projects were estimated to cost $33.7 million to complete. At December 31, 2024, the remaining amount, which is recorded in

34 Curbline Properties Corp. | 2025 Proxy Statement

amounts receivable from SITE Centers in the Company’s consolidated balance sheets, was $32.9 million. Additionally, the Separation and Distribution Agreement provided that the Company and SITE Centers would enter into a lease agreement that provides that SITE Centers will lease a portion of a property for one year beginning on April 1, 2025 and pursuant to such lease, will pay the Company an aggregate of approximately $0.9 million for rent and a contribution to real estate taxes. The Separation and Distribution Agreement also contained provisions relating to, among other matters, insurance, dispute resolution, termination and a purchase option related to SITE Centers’ captive insurance subsidiary.

Shared Services Agreement

The Shared Services Agreement by and among the Company, the Operating Partnership and SITE Centers (the “Shared Services Agreement”) provides that, subject to the supervision of SITE Centers’ Board of Directors and executives, the Operating Partnership or its affiliates will provide SITE Centers with certain services, including (i) leadership and management services that are of a nature customarily performed by leadership and management overseeing the business and operation of a REIT similarly situated to SITE Centers, including supervising various business functions of SITE Centers necessary for the day-to-day management operations of SITE Centers and its affiliates and (ii) transaction services that are of a nature customarily performed by a dedicated transactions team within an organization similarly situated to SITE Centers. The Shared Services Agreement also requires SITE Centers to provide the Operating Partnership and its affiliates the services of its employees and the use or benefit of SITE Centers’ assets, offices and other resources as may be necessary or useful to establish and operate various business functions of the Operating Partnership and its affiliates in a manner as would be established and operated for a REIT similarly situated to the Company. The Operating Partnership has the authority to supervise the employees of SITE Centers and its affiliates and direct and control the day-to-day activities of such employees while such employees are providing services to the Operating Partnership or its affiliates under the Shared Services Agreement.

Under the Shared Services Agreement, SITE Centers has granted the Operating Partnership and its affiliates a license to access and use any and all space (non-exclusively, in common with the other SITE Centers occupants thereof) at the office owned by SITE Centers in Beachwood, Ohio (the “Owned Shared Corporate Office”) and the offices leased by SITE Centers in New York, New York and Boca Raton, Florida until the earlier of (i) the three-year anniversary of the Shared Services Agreement or (ii) the date of the earlier termination of the Shared Services Agreement by (A) SITE Centers upon a CURB Change of Control (as defined in the Shared Services Agreement) or a change in the composition of the Curbline Board such that the CURB Continuing Directors (as defined in the Shared Services Agreement) cease for any reason to constitute at least a majority of the Curbline Board, (B) SITE Centers on account of the Company’s uncured material breach of the Shared Services Agreement, or (C) the Operating Partnership upon a CURB Change of Control (such termination date, the “Shared Corporate Office Termination Date”). SITE Centers or its affiliates have agreed not to terminate, assign (other than to another SITE Centers’ affiliate), transfer or amend any lease for real property for any of the leased shared corporate offices, without the prior written consent of the Operating Partnership, until the Shared Corporate Office Termination Date. The agreement also provides the Company an option to lease a portion of the Owned Shared Corporate Office, which is exercisable until the earlier of the three-year anniversary of the agreement or termination of the agreement as noted below.

During the term of the Shared Services Agreement, the Operating Partnership pays SITE Centers a fee in the aggregate amount of 2.0% of Curbline’s Gross Revenue (as defined in the Shared Services Agreement) in monthly installments each month in arrears no later than the tenth calendar day of each month based upon the Company’s Gross Revenue for the prior month. For the year ended December 31, 2024, the Company expensed $0.6 million of fees to SITE Centers pursuant to the Shared Services Agreement. There is no separate fee paid by SITE Centers in connection with the provision of services by the Operating Partnership or its affiliates under the Shared Services Agreement.

The fair value of the services received by the Company, which was in excess of the fee paid and the fair value of the services provided to SITE, is reflected as an additional expense within general and administrative expense and income within other income (expense), net in the Company’s consolidated statement of operations which amounted to $0.5 million for year ending December 31, 2024.

Unless terminated earlier, the term of the Shared Services Agreement will expire on October 1, 2027. In the event of certain early terminations of the Shared Services Agreement, SITE Centers will be obligated to pay a termination fee to the Operating Partnership equal to $2.5 million multiplied by the number of whole or partial fiscal quarters remaining in the Shared Services Agreement’s three-year term (or $12.0 million in the event SITE Centers terminates the agreement for convenience on its second anniversary).

Curbline Properties Corp. | 2025 Proxy Statement 35

Amounts receivable from SITE Centers and amounts payable to SITE Centers (included in accounts payable other liabilities on the consolidated balance sheets) as of December 31, 2024 under the Separation and Distribution Agreement and the Shared Services Agreement aggregated $33.8 million and $1.8 million, respectively.

Tax Matters Agreement

The Tax Matters Agreement by and among the Company, the Operating Partnership and SITE Centers (the “Tax Matters Agreement”) governs the respective rights, responsibilities and obligations of the parties thereto after the Spin-Off with respect to various tax matters. The Tax Matters Agreement requires (i) SITE Centers to (a) represent that commencing with its taxable year ending in December 31, 1993 through its taxable year ending on December 31, 2023, SITE Centers was organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and (b) covenant to qualify as a REIT under the Code for its taxable year ending December 31, 2024 (unless SITE Centers obtains an opinion from a nationally recognized tax counsel or a private letter ruling from the IRS to the effect that SITE Centers’ failure to maintain its REIT status will not cause the Company to fail to qualify as a REIT) and (ii) the Company to covenant to (a) be organized and operated so that it will qualify as a REIT for its initial taxable year ending on December 31, 2024 and (b) elect to be taxed as a REIT commencing with its initial taxable year ending on December 31, 2024. The Tax Matters Agreement also provides for the allocation between the Company and SITE Centers of SITE Centers’ tax-related assets, liabilities and obligations attributable to periods prior to the separation of the Company from SITE Centers.

Employee Matters Agreement

The Employee Matters Agreement by and among the Company, the Operating Partnership and SITE Centers (the “Employee Matters Agreement”) governs the respective rights, responsibilities, and obligations of the Company, the Operating Partnership and SITE Centers after the Spin-Off with respect to transitioning employees, equity plans and retirement plans, health and welfare benefits, and other employment, compensation, and benefit-related matters. The Employee Matters Agreement generally provides that the Company and SITE Centers each has responsibility for the employment and compensation of its own employees and for the costs associated with providing its employees health and welfare benefits and retirement and other compensation plans. For a period of time following the Spin-Off, the employees and former employees of the Company and SITE Centers generally continue to participate in the same benefit plans pursuant to the Employee Matters Agreement and the governing plan-related documents.

36 Curbline Properties Corp. | 2025 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of March 1, 2025 except as otherwise disclosed in the notes below, by (1) our Directors, (2) our named executive officers, (3) our current executive officers and Directors, as a group and (4) each person who is known by us to own beneficially more than 5% of our outstanding common stock based on a review of filings with the SEC. Except as otherwise described in the following notes, the following beneficial owners have sole voting power and sole investment power with respect to all shares of common stock set forth opposite their respective names.

Directors and Management	Amount and Nature of Beneficial Ownership of Common stock(1)		Percentage Ownership (%)(2)

David R. Lukes	702,291		*

Linda B. Abraham	36,096		*

Terrance R. Ahern	68,618		*

Jane E. DeFlorio	42,488		*

Victor B. MacFarlane	17,466		*

Alexander Otto	7,946,060	(3)	7.6

Barry A. Sholem	110,024	(4)	*

John M. Cattonar	38,273		*

Conor M. Fennerty	67,100		*

All Current Executive Officers and Directors as a Group (10 persons)	9,033,215		8.6

More Than 5% Owners	Amount and Nature of Beneficial Ownership of Common stock		Percentage Ownership (%)(2)

Blackrock, Inc.	17,033,619	(5)	16.2

The Vanguard Group, Inc.	14,793,151	(6)	14.1

FMR LLC	13,872,164	(7)	13.2

Alexander Otto	7,946,060	(3)	7.6

State Street Corporation	5,581,652	(8)	5.3

*	Less than 1%

(1)

Does not include 343,071, 112,824, 137,460 RSUs credited to the accounts of Messrs. Lukes, Cattonar and Fennerty, or any other executive officer, respectively, which will vest more than 60 days from March 1, 2025 pursuant to their terms. Each RSU is the economic equivalent of, and settled with, one share of common stock, but does not confer current dispositive or voting control of any common stock prior to its vesting. Also excludes 925,791 LTIP units held by Mr. Lukes and LTIP units held by any other executive officer. Conditioned upon minimum allocations to the capital accounts of the LTIP units for federal income tax purposes and vesting, each LTIP unit may be converted into a common unit in the Operating Partnership. Each common unit acquired upon conversion of an LTIP Unit may be redeemed for one share of Issuer common stock or cash, at the election of the Company.

(2)	Percentages are calculated based on 105,214,483 of our shares of common stock outstanding as of March 1, 2025.

(3)

According to a Form 4 filed with the SEC on October 21, 2024 and Schedule 13D/A filed with the SEC on October 8, 2024, Alexander Otto was the beneficial owner of, and had sole voting and sole dispositive power over, 7,946,060 shares of common stock. The address for this reporting person is c/o Julie A. Mediamolle, Alston & Bird LLP, 950 F Street, N.W., Washington, DC 20004.

(4)	Includes 88,150 shares owned by the Sholem Trust for which Mr. Sholem is a co-trustee and a beneficiary.

(5)

According to a report on Schedule 13G filed with the SEC on November 7, 2024 by BlackRock, Inc., BlackRock, Inc. is the beneficial owner of 17,033,619 shares of common stock and has sole voting power over 16,607,964 shares of common stock and sole dispositive power over 17,033,619 shares of common stock. The address for this reporting person is 50 Hudson Yards, New York, New York 10001.

(6)

According to a report on Schedule 13G/A filed with the SEC on January 30, 2025 by The Vanguard Group, Inc., The Vanguard Group, Inc. is the beneficial owner of 14,793,151 shares of common stock and has shared voting power over 127,717 shares of common stock, sole dispositive power over 14,556,565 shares of common stock and shared dispositive power over 236,586 shares of common stock. The address for this reporting person is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355

(7)

According to a report on Schedule 13G/A filed with the SEC on February 12, 2025 by FMR LLC and Abigail P. Johnson, FMR LLC is the beneficial owner of 13,872,164 shares of common stock and has sole voting power over 13,574,248 shares of common stock and sole dispositive power

Curbline Properties Corp. | 2025 Proxy Statement 37

over 13,872,164 shares of common stock. According to the report, members of Ms. Johnson’s family may be deemed to form a controlling group with respect to FMR LLC under the Investment Company Act of 1940. The address for FMR LLC and Ms. Johnson is 245 Summer Street, Boston, Massachusetts 02210.

(8)

According to a report on Schedule 13G filed with the SEC on February 5, 2025 by State Street Corporation, State Street Corporation is the beneficial owner of 5,581,652 shares of common stock and has shared voting power over 4,672,926 shares of common stock and shared dispositive power over 5,581,652 shares of common stock. The address for this reporting person is State Street Financial Center, One Congress Street, Suite 1, Boston MA 02114.

WAIVER AGREEMENT WITH MR. OTTO

In connection with the Spin-Off, the Company entered into the Waiver Agreement by and between the Company and Mr. Alexander Otto (the “Waiver Agreement”). The Waiver Agreement waived the related party limit contained in the Company’s Charter that would otherwise have prohibited Mr. Otto, Katharina Otto-Bernstein, Dr. Michael Otto and Janina Otto (collectively, the “Otto Family”), and other persons who may be deemed to have constructive ownership of common stock owned by the Otto Family, from constructively owning more than 9.8% of the outstanding common stock. The Waiver Agreement contains provisions for monitoring and restricting ownership by the Otto Family of the Company’s tenants. These provisions, however, may not ensure that rents from the Company’s tenants will qualify as “rents from real property.”

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our Directors, executive officers, and owners of more than 10% of a registered class of our equity securities, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of shares of our common stock and other equity securities. Executive officers, Directors and owners of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all forms they file pursuant to Section 16(a).

To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2024, all officers, Directors, and greater than 10% beneficial owners filed the required reports on a timely basis.

STOCKHOLDER PROPOSALS FOR 2026 ANNUAL MEETING OF STOCKHOLDERS

In order to be included in the Company’s proxy statement for the 2026 Annual Meeting, a stockholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act must be received in writing by our Secretary at 320 Park Avenue, New York, New York 10022 no later than November 26, 2025, assuming the 2026 Annual Meeting is not advanced or delayed by more than 30 calendar days from the date of the first anniversary of the 2025 Annual Meeting, and otherwise comply with all requirements of the SEC for stockholder proposals.

If an eligible stockholder, or a group of up to 20 eligible stockholders, desires to have a Director nomination included in the Company’s proxy statement for the 2026 Annual Meeting, such nomination shall conform to the applicable requirements in the Company’s Bylaws and any applicable regulations of the SEC concerning the submission and content of Director nominations for inclusion in the Company’s proxy statement, and must be received by our Secretary at 320 Park Avenue, New York, New York 10022 no earlier than October 27, 2025 and no later than November 26, 2025, assuming the 2026 Annual Meeting is not 30 calendar days before or after the date of the first anniversary of the 2025 Annual Meeting.

In addition, the Company’s Bylaws provide that any stockholder who desires to make a Director nomination or a proposal of other business at an annual meeting without including the nomination or proposal in the Company’s proxy statement must give timely written notice of the proposal to the Company’s Secretary. To be timely, the notice must be delivered to the above address not less than 120 calendar days prior to the first anniversary of the date on which the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders. In the event the annual meeting is more than 30 calendar days before or more than 60 days after the date of the anniversary of the preceding year’s annual meeting, the notice must be received not later than the later of (i) 120 days prior to the date of such annual meeting and (ii) if the first public announcement of the date of such annual

38 Curbline Properties Corp. | 2025 Proxy Statement

meeting is less than 130 days prior to the date of such annual meeting, the 10th day following the date on which the public announcement of the date of the annual meeting is first made. Therefore, to be timely, any such proposal or nomination for the 2026 Annual Meeting must be received no later than November 26, 2025. The notice must also provide certain information required by the Company’s Bylaws.

In addition to satisfying the requirements under the Company’s Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of Director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act (including a statement that such stockholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of Directors in support of Director nominees other than the Company’s) no later than March 8, 2026. If the date of the 2026 Annual Meeting is changed by more than 30 calendar days from the anniversary of the Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2026 Annual Meeting or the tenth calendar day following the day on which public announcement of the date of the 2026 Annual Meeting is first made by the Company.

As to any proposal that a stockholder intends to present to stockholders other than by inclusion in our proxy statement for the 2026 Annual Meeting, the proxies named in management’s proxy for that meeting will be entitled to exercise their discretionary voting authority on that proposal unless we receive notice of the matter to be proposed not later than February 9, 2026. Even if proper notice is received on or prior to February 9, 2026, the proxies named in our proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of that proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act.

HOUSEHOLDING

The SEC permits a single set of annual reports and Proxy Statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate Proxy Card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing costs. A number of brokerage firms have instituted householding. Only one copy of this Proxy Statement and the accompanying annual report will be sent to certain beneficial stockholders who share a single address, unless any stockholder residing at that address gave contrary instructions.

If any beneficial stockholder residing at such an address desires at this time or in the future to receive a separate copy of this Proxy Statement and the accompanying annual report or if any such stockholder who currently receives a separate Proxy Statement and annual report and would like to receive only a single set in the future, the stockholder should provide such instructions to us by calling Conor Fennerty, Chief Financial Officer, at (216) 755-5500, or by writing to Curbline Properties Corp., Attn. Investor Relations, at 320 Park Avenue, New York, New York 10022.

COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

Stockholders and other interested parties may send written communications to our Board, any individual Director or the non-management Directors as a group by mailing them to our Board, c/o General Counsel, Curbline Properties Corp., 320 Park Avenue, New York, New York 10022. All communications will be forwarded to our Board, the individual director or the non-management Directors as a group, as applicable.

Curbline Properties Corp. | 2025 Proxy Statement 39

Frequently Asked Questions

Why did you send me this Proxy Statement?

The Company sent you this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders, 2024 Annual Report, which includes our financial statements, and Proxy Card because our Board is soliciting your proxy to vote at our 2025 Annual Meeting. This Proxy Statement summarizes information you need to know in order to vote at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Stockholders who owned shares of our common stock at the close of business on March 17, 2025, the record date for the Annual Meeting, are entitled to vote. On the record date, there were 105,214,483 shares of common stock outstanding.

How do I attend and vote at the virtual Annual Meeting?

The Annual Meeting will be held in a virtual meeting format only, via live webcast. You will not be able to physically attend the Annual Meeting in person. The online meeting will begin promptly on Wednesday, May 7, 2025 at 9:00 a.m. Eastern Time.

Attending the Annual Meeting as a Stockholder of Record. If you were a holder of record (i.e., you held your shares in your own name as reflected in the records of our transfer agent, Computershare) of shares of our common stock at the close of business on the record date, you will be able to participate in the Annual Meeting, vote electronically and submit questions during the live webcast of the meeting, without advance registration. You can access the meeting by visiting www.meetnow.global/MUPDS9Z and entering the 15-digit control number on the Proxy Card or Notice of Internet Availability of Proxy Materials sent to you.

Registering to Attend the Annual Meeting as a Beneficial Owner. If you were a beneficial holder of shares of our common stock at the close of business on the record date (i.e. you held your shares in “street name” through an intermediary, such as a bank or broker), you must register in advance to participate in the Annual Meeting, vote electronically and submit questions during the live webcast of the meeting. To register in advance, you must obtain a legal proxy from the bank, broker or other nominee that holds your shares giving you the right to vote the shares. The legal proxy must also include the number of shares of common stock you own in the Company. You must forward a copy of the legal proxy, along with your email address, to Computershare. Requests for registration should be directed to Computershare by email at legalproxy@computershare.com no later than 5:00 p.m. Eastern Time, on Friday, May 2, 2025. You will receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the meeting, go to www.meetnow.global/MUPDS9Z and enter your control number.

Attending the Annual Meeting as a Guest. If you would like to enter the meeting as a guest in listen-only mode, you should access the meeting center at www.meetnow.global/MUPDS9Z, click on the “Guest” tab and then enter the information requested on the following screen. Please note you will not have the ability to ask questions or vote during the meeting if you participate as a guest.

Voting Shares. If you have a control number as discussed above, you will be able to vote your shares electronically during the Annual Meeting by clicking on the “Vote” tab on the meeting center site. Once you submit your proxy, there is no need to vote at the Annual Meeting unless you wish to change or revoke your vote. Whether or not you plan to participate in the live webcast of the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the question below titled “How do I vote by proxy?”

Asking Questions; Rules of Conduct. If you are a stockholder of record or if you have registered with Computershare as a beneficial owner in accordance with the process described above, you may submit questions before or during the Annual Meeting by accessing the meeting center at www.meetnow.global/MUPDS9Z, entering your control number and clicking on the “Q&A” tab. Questions pertinent to Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints and in accordance with our rules of conduct for the Annual Meeting. Questions regarding matters that are not pertinent to the Annual Meeting will not be answered.

40 Curbline Properties Corp. | 2025 Proxy Statement

Technical Support. If you encounter technical difficulties accessing the virtual meeting platform or during the Annual Meeting, please contact Computershare Stockholder Services at 1-888-724-2416.

How many votes do I have?

Each share of common stock of the Company outstanding on the record date is entitled to one vote on each item submitted to stockholders for their consideration. The accompanying Proxy Card indicates the number of shares that you owned on the record date. Our stockholders do not have the right to cumulate their votes in the election of Directors.

How do I vote by proxy?

Stockholders of record may vote either by completing, properly signing, and returning the accompanying Proxy Card via mail, by telephone, or over the Internet, or by attending and voting at the Annual Meeting. If you properly complete and timely return your Proxy Card or properly and timely follow the telephone or Internet voting instructions described below, your proxy (meaning one of the individuals named in the Proxy Card) will vote your shares as you have directed, provided however, if you do not indicate specific choices as to your vote, your proxy will vote your shares as recommended by our Board:

•	“FOR” the election of Linda B. Abraham and David R. Lukes, as Directors; and

•	“FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025.

Stockholders of record may vote by calling toll free 1-800-652-8683 or over the Internet by accessing the following website: www.investorvote.com/curb. Voting instructions, including your stockholder account number and personal proxy control number, are contained on the accompanying Proxy Card. Those stockholders of record who choose to vote by telephone must do so prior to the commencement of the Annual Meeting.

A number of banks and brokerage firms participate in a program that also permits stockholders whose shares are held in “street name” to direct their vote by telephone or over the Internet. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these shares by telephone or over the Internet by following the voting instructions enclosed with the voting instruction form from the bank or brokerage firm. The Internet and telephone proxy procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their proxy voting instructions, and to confirm that those instructions have been properly recorded. Votes directed by telephone or over the Internet through such a program must be received by 11:59 p.m., Eastern Time, on May 6, 2025.

If any other matter is presented at the Annual Meeting, your proxy will vote your shares in accordance with his or her discretion and best judgment. The Company did not receive any notice of a stockholder proposal to be presented at the Annual Meeting by December 3, 2024, the deadline pursuant to the advance notice provision of the Company’s Bylaws, and as of the date of this Proxy Statement, we are not aware of any matter to be acted on at the Annual Meeting other than those matters described in this Proxy Statement.

May I revoke my proxy?

If you are a stockholder of record, you may revoke or change your vote at any time before the proxy is exercised by filing a notice of revocation with our Secretary, mailing a signed Proxy Card bearing a later date, submitting your proxy again by telephone or over the Internet or by voting online at the Annual Meeting. The powers of the proxy holders will be suspended if you vote your shares at the Annual Meeting, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

If you hold your shares beneficially in “street name,” you may change your vote by submitting new voting instructions to your brokerage firm or bank or, if you have obtained a legal proxy from your brokerage firm or bank giving you the right to vote your shares, by forwarding a copy of the legal proxy, along with your email address, to Computershare in order to obtain a control number and then using that control number to access and vote at the Annual Meeting.

Curbline Properties Corp. | 2025 Proxy Statement 41

Who is soliciting my proxy?

This solicitation of proxies is made by and on behalf of our Board. We will bear the cost of the solicitation of proxies. In addition to the solicitation of proxies by mail, certain of our employees may solicit proxies by telephone, facsimile, or email. Those employees will not receive any additional compensation for their participation in the solicitation. We retained Georgeson, Inc., at an estimated cost of $10,000, plus reimbursement of expenses, to assist in the solicitation of proxies from brokers, nominees, institutions, and individuals.

Can I receive these proxy materials by email in the future?

Yes. By doing so, you are reducing the impact on the environment and helping to save the Company the costs and expenses of preparing and mailing proxy materials. If you are a registered stockholder with your shares held in an account at our transfer agent, visit www.computershare.com/investor to create a login and to enroll. You may revoke your election to receive materials by email and instead receive a paper copy via mail at any time by visiting this website. If you hold your shares through a bank or broker, please refer to the information provided by that institution for instructions on how to elect to receive future proxy statements and annual reports over the Internet and how to change your delivery instructions.

What constitutes a quorum?

The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the aggregate number of our common stock issued and outstanding on the record date will represent a quorum permitting the conduct of business at the meeting. Proxy Cards that we receive marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of determining a quorum.

What vote is required to approve each proposal assuming that a quorum is present at the Annual Meeting?

Proposal One: Election of Two Class I Directors	To be elected, Directors must receive a majority of the votes cast (i.e., the number of shares voted “For” a Director nominee must exceed the number of votes cast “Against” that Director nominee). Broker non-votes and abstentions will not be considered votes cast at the Annual Meeting and will be excluded in determining the number of votes cast at the Annual Meeting.

Proposal Two: Ratification of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2025	Although our independent registered public accounting firm may be selected by the Audit Committee without stockholder approval, the Audit Committee will consider the affirmative vote of a majority of the votes cast on this Proposal to be a ratification by the stockholders of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Abstentions will not be considered votes cast at the Annual Meeting and will be excluded in determining the number of votes cast at the Annual Meeting.

For stockholders who hold their shares of common stock in “street name” through banks or brokerage firms and do not instruct their bank or broker how to vote, the bank or brokerage firm will not vote such shares for Proposal One resulting in broker non-votes with respect to such shares. As a result, it is important that stockholders vote their shares.

42 Curbline Properties Corp. | 2025 Proxy Statement

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - -

A	Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of two Class I Directors:
		For	Against	Abstain		For	Against	Abstain
	01 - Linda B. Abraham	☐	☐	☐	02 - David R. Lukes	☐	☐	☐

		For	Against	Abstain
2.	Ratification of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2025.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

∎		2 1 B M 6 4 7 1 5 5

043X5B

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The Curbline Properties Corp. Proxy Statement and 2024 Annual Report to Stockholders are available at: www.proxydocs.com/curb.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Proxy – Curbline Properties Corp.

Annual Meeting of Stockholders - May 7, 2025

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Conor M. Fennerty, Lesley H. Solomon and Christina M. Yarian, and each of them, with power to act without the others and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the Curbline Properties Corp. shares of Common Stock that the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 7, 2025 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES AND “FOR” PROPOSAL 2.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

(Continued and to be marked, dated and signed on the other side)

If voting by mail, complete sections A and B on the reverse side of this card.